EXHIBIT 10.4
                                                                    ------------



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                           FOURTH AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                             DEERFIELD & COMPANY LLC





                            DATED AS OF JUNE 26, 2004




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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS..........................................................2


ARTICLE II ORGANIZATION.......................................................21

     2.1      Organization and Continuation of the Company....................21
     2.2      Name; Business Conducted in the Name of the Company.............22
     2.3      Registered Office; Registered Agent; Principal Office
              in the United States; Other Offices.............................22
     2.4      Purpose and Powers..............................................22
     2.5      Foreign Qualification Governmental Filings......................22
     2.6      Term............................................................23
     2.7      No State-Law Partnership........................................23

ARTICLE III MEMBERS AND MEMBERSHIP INTERESTS..................................23

     3.1      Members.........................................................23
     3.2      Compliance with Securities Laws and Other Laws and
              Obligations.....................................................24
     3.3      Issuance of Additional Membership Interests.....................25
     3.4      Withdrawal of Members...........................................25
     3.5      Liability to Third Parties......................................25
     3.6      Powers..........................................................26
     3.7      Bank Accounts...................................................26
     3.8      Actions by the Members; Meetings; Quorum; Majority..............26
     3.9      Action by Written Consent.......................................26
     3.10     Telephonic Meetings.............................................26
     3.11     Place of Meetings of Members....................................27
     3.12     Notice of Annual Meetings.......................................27
     3.13     Special Meetings................................................27
     3.14     Waiver of Notice................................................27
     3.15     Organization....................................................27
     3.16     Adjourned Meetings and Notice Thereof...........................27
     3.17     Authority.......................................................28

ARTICLE IV CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.........................28

     4.1      Capital Accounts................................................28
     4.2      Contributions...................................................29

ARTICLE V DISTRIBUTIONS.......................................................29

     5.1      Distribution of Company Funds...................................29
     5.2      Distribution of Assets in Kind..................................31
     5.3      Allocations of Net Income and Net Loss..........................32


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     5.4      Special Allocations.............................................32
     5.5      Certain Tax Matters.............................................34

ARTICLE VI CONFLICTS OF INTEREST; COMPANY OPPORTUNITIES.......................36

     6.1      Transactions with Interested Persons............................36
     6.2      Company Opportunities...........................................37

ARTICLE VII BOARD OF DIRECTORS; MANAGEMENT....................................39

     7.1      Directors.......................................................39
     7.2      Powers of the Directors.........................................42
     7.3      Resignation of Director.........................................43
     7.4      Expenses........................................................43
     7.5      Committees of the Board of Directors............................43
     7.6      Delegation to Management........................................44
     7.7      Triarc Related Party Transactions...............................47
     7.8      Bonus Pools.....................................................49
     7.9      Termination Upon Qualified IPO or Company Sale..................49

ARTICLE VIII OFFICERS.........................................................50

     8.1      Number; Titles; Election; Term; Qualification...................50
     8.2      Resignation.....................................................50
     8.3      Removal.........................................................50
     8.4      Vacancies.......................................................50
     8.5      Authority.......................................................50
     8.6      Compensation....................................................50
     8.7      Voting Securities Owned by the Company..........................50
     8.8      Chairman........................................................51
     8.9      Chief Executive Officer.........................................51
     8.10     President.......................................................51
     8.11     Other Officers..................................................51
     8.12     Contracts, Checks and Deposits..................................51
     8.13     Expenses........................................................52
     8.14     Limitation of Liability.........................................52
     8.15     Indemnification.................................................52
     8.16     Key Person and Directors and Officers Insurance.................53

ARTICLE IX TRANSFER OF MEMBERS' INTERESTS.....................................53

     9.1      Limitation on Transfer..........................................53
     9.2      Permitted Transfers.............................................54
     9.3      Permitted Transfer Procedures...................................54
     9.4      Transfers in Compliance with Law................................54
     9.5      Substitution of Transferees; Transferee's Capital Account
              and Membership Interest.........................................55
     9.6      Transfers During a Fiscal Year..................................55
     9.7      Tag-Along Rights................................................55


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     9.8      Drag Along Rights...............................................57
     9.9      Preemptive Rights...............................................58
     9.10     Call Options....................................................60
     9.11     Put Rights......................................................63
     9.12     Other Withdrawals...............................................67
     9.13     Certain Matters Relating to Transfers...........................69
     9.14     Termination Upon Qualified IPO or Company Sale..................69

ARTICLE X DISSOLUTION, CONTINUANCE, AND WINDING UP............................69

     10.1     Events of Dissolution...........................................69
     10.2     Winding Up......................................................69
     10.3     Distribution Upon Liquidation...................................70
     10.4     Return of Capital Contributions.................................70
     10.5     No Dissolution..................................................71

ARTICLE XI MISCELLANEOUS......................................................71

     11.1     Confidential Information........................................71
     11.2     Non-Compete and Other Restrictive Covenants.....................71
     11.3     Financial Information...........................................73
     11.4     Inspection......................................................73
     11.5     Legend on Membership Interest Certificates......................74
     11.6     Conversion or Migration of Company..............................74
     11.7     Tax, Accounting and Other Financial Matters with respect
              to Funds........................................................76
     11.8     Counterparts....................................................77
     11.9     Notices.........................................................77
     11.10    Entire Agreement................................................77
     11.11    Effect of Waiver or Consent.....................................77
     11.12    Amendment or Modification.......................................78
     11.13    Binding Effect; Third Party Beneficiaries.......................78
     11.14    Severability....................................................78
     11.15    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
              JURY TRIAL; DISPUTE RESOLUTION..................................78
     11.16    Specific Enforcement............................................80
     11.17    Usage...........................................................80
     11.18    Headings........................................................80
     11.19    Further Assurances..............................................80
     11.20    Election Under the Act..........................................80
     11.21    Priority of Agreement...........................................80
     11.22    Effectiveness; Termination......................................80


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EXHIBITS

Exhibit A      Members and Membership Interests
Exhibit B      Closing Capital Account Balances and Capital Contributions
Exhibit C      Form of Transferee Agreement
Exhibit D-1    Specified Accounting and Other Financial Matters
Exhibit D-2    Specified Tax, Accounting and Other Financial Matters


                                       iv
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                           FOURTH AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                             DEERFIELD & COMPANY LLC

         THIS FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (the "AGREEMENT") is entered into as of June 26, 2004, by and among the Members (as defined below) of DEERFIELD & COMPANY LLC, an Illinois limited liability company (the "COMPANY") and the Company to become effective as of (and subject to) the closing of the transactions contemplated under the Purchase Agreement referred to below. Terms used herein but not defined will have the meanings given to them in Article I of this Agreement.

         WHEREAS, the Company has heretofore been formed as a limited liability company in accordance with the Act pursuant to the Articles of Organization filed in the office of the Secretary of State of the State of Illinois on February 24, 1997;

         WHEREAS, upon the terms and subject to the conditions set forth in the Purchase Agreement, dated as of the date hereof, by and between Deerfield Partners Fund II LLC, a Delaware limited liability company ("DPF"), and SLA Investments, Inc., a Delaware corporation ("SLA"), DPF has agreed to purchase immediately prior, but subject to, the Closing the 18.843% Class A Interests owned by SLA;

         WHEREAS, upon the terms and subject to the conditions set forth in the Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and among Triarc Companies, Inc., a Delaware corporation ("TRIARC"), Sachs Capital Management LLC, a Delaware limited liability company ("SCM"), DPF, Scott
A. Roberts ("ROBERTS"), Marvin Shrear ("SHREAR"), and Gregory H. Sachs ("SACHS"), Triarc has agreed to purchase, and the Sellers (as defined in the Purchase Agreement) have agreed to sell, assign and transfer, the Purchased Interests (as defined in the Purchase Agreement); and

         WHEREAS, in connection with the execution and delivery of the Purchase Agreement, the Members desire to amend and restate the Third Amended Operating Agreement, dated as of October 12, 1999, as amended by the First Amendment, dated as of February 7, 2000, the Second Amendment, dated as of December 28, 2000, the Third Amendment, dated as of May 18, 2001, the Fourth Amendment, dated as of January 1, 2002, the Fifth Amendment, dated as of March 31, 2003, and the Sixth Amendment, dated as of May 1, 2003 (as so amended, the "THIRD AMENDED OPERATING AGREEMENT"), as set forth herein, to become effective as of (and subject to) the Closing;

         NOW, THEREFORE, and in consideration of the mutual covenants, rights, and obligations set forth in this Agreement, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each Member acknowledges, the Members consent to amend and restate the Third Amended Operating Agreement as follows:

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                                                                               2


                                    ARTICLE I

                                   DEFINITIONS

         Any term not defined in this Agreement has the meaning ascribed to it in the Act. As used in this Agreement, the following terms have the following meanings:

         "ACCEPTANCE NOTICE" has the meaning specified in Section 6.2(a).

         "ACT" means the Illinois Limited Liability Company Act, 805 Illinois Compiled Statutes ss.ss.180/1-1 ET seq., as such act may from time to time be amended, including any successor statute.

         "ADDITIONAL PROFITS INTERESTS" has the meaning specified in Section 3.3(a).

         "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with that first Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract, or otherwise.

         "AGREEMENT" has the meaning specified in the preamble.

         "ANNUAL BUDGET" has the meaning specified in Section 7.2(c).

         "ARTICLES OF ORGANIZATION" means the Articles of Organization, originally filed in the office of the Secretary of State of the State of Illinois on February 24, 1997 pursuant to which the Company was organized, as the same may be amended from time to time hereafter.

         "AUTHORIZED SACHS DIRECTOR" means Sachs during such time as he is a Sachs Director and at all other times any Sachs Director.

         "AVAILABLE MARCH 1, 2005 CASH" shall mean the aggregate amount of unrestricted cash held by the Company and its Subsidiaries at the opening of business on March 1, 2005 that in the determination of the Board of Directors acting in good faith is in excess of the amount sufficient to sustain the day-to-day operations of the Company and its Subsidiaries in accordance with the ordinary course working capital requirements of the Company and its Subsidiaries.

         "AVAILABLE NET CASH" means, for any fiscal year (or portion thereof), the Permitted Investments made by the Company during such period that continue to be held by the Company at the end of such period PLUS the aggregate amount of consolidated unrestricted cash of the Company and its Subsidiaries at the end of such period (excluding the proceeds from financings, issuances by the Company of Membership Interests and other extraordinary transactions), and MINUS a reasonable reserve established by the Board of Directors for future interest and principal payments,

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distributions with respect to outstanding Preferred Membership Interests under
Section 5.1(a), distributions under Section 5.1(b), capital expenditures, other working capital requirements and liabilities, contingent or otherwise.

         "BANKRUPTCY" means with respect to any Person:

                  (a) having an order entered for relief with respect to that Person under the U.S. Federal Bankruptcy Code or under the law of any other jurisdiction relating to bankruptcy, insolvency, or reorganization or relief of debtors ("OTHER BANKRUPTCY LAW");

                  (b) not paying, or admitting in writing that Person's inability to pay, that Person's debts generally as they become due;

                  (c)      making an assignment for the benefit of creditors;

                  (d) applying for, seeking, consenting to, or acquiescing in the appointment of a receiver, custodian, trustee, examiner, liquidator, or similar official for that Person or any substantial part of that Person's property or failing to cause the discharge of the same within 60 days of such appointment;

                  (e) instituting any proceeding seeking the entry of any order for relief under the U.S. Federal Bankruptcy Code or Other Bankruptcy Law to adjudicate that Person a bankrupt or insolvent, or failing to cause dismissal of such proceeding within 60 days of the institution thereof, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment, or composition of that Person or that Person's debts, under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or failing to file an answer or other pleading denying the material allegations of any such proceeding filed against that Person; or

                  (f) taking any action to authorize or effect any of the foregoing actions or failing to contest in good faith the appointment of a receiver, trustee, examiner, liquidator, or similar official for that Person or any substantial part of that Person's property.

         "BOARD OF DIRECTORS" means the board appointed to manage the business and affairs of the Company pursuant to Article VII and each "DIRECTOR" is an individual appointed by the Member(s) to act as a "Manager" (as that term is used in the Act) and shall serve on the Board of Directors pursuant to the terms of this Agreement.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York and the State of Illinois are authorized or required by law or executive order to close.

         "CALL OPTION" means the right of Triarc to purchase the Membership Interests of any Call Option Seller under Section 9.10.

         "CALL OPTION NOTICE" has the meaning specified in Section 9.10(d).

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                                                                               4


         "CALL OPTION PRICE" means the Guaranteed Price or the Standard Price, as the case may be.

         "CALL OPTION PRICE DETERMINATION DATE" has the meaning specified in
Section 9.10(d).

         "CALL OPTION SELLERS" has the meaning specified in Section 9.10(d).

         "CAPITAL ACCOUNT" has the meaning set forth in Section 4.1.

         "CAPITAL CONTRIBUTIONS" has the meaning specified in Section 4.2.

         "CAPITAL RETURN AMOUNT" means an amount equal to the aggregate distributions to the Members with respect to Class A Interests and Class B Interests under Section 5.1(c) to the extent attributable to the Profits Interest Limitation.

         "CARRYING VALUE" means, with respect to any Company asset, the asset's adjusted net basis for United States federal income tax purposes, except that the Carrying Values of all Company assets may, at the discretion of the Board of Directors, be adjusted to equal their respective fair market values (as reasonably determined in good faith by the Board of Directors), in accordance with the rules set forth in Regulation section 1.704-1(b)(2)(iv)(f), as provided for in Section 5.4(h). In connection with the transactions contemplated by the Purchase Agreement and the issuance of the Class C Profits Only Interests on the Closing Date, the Carrying Values of all Company assets on the Closing Date shall be adjusted to equal the Closing Date Value (in a manner reasonably determined in good faith by the Board of Directors in accordance with Regulation section 1.704-1(b)(2)(iv)(f), taking into account the purchase price allocations made under Section 1.6 of the Purchase Agreement). In the case of any Company asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definitions of "Net Income" and "Net Loss" rather than the amount of depreciation, depletion and amortization determined for United States federal income tax purposes.

         "CAUSE" with respect to any Person employed pursuant to an employment agreement with the Company or any of its Subsidiaries, has the meaning specified in such Person's employment agreement.

         "CLAIM" has the meaning specified in Section 8.15.

         "CLASS A INTERESTS" means the Class A-1 Interests and the Class A-2 Interests.

         "CLASS A-1 INTERESTS" means the Class A-1 Interests issued by the Company as set forth on EXHIBIT A, which are voting interests.

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                                                                               5


         "CLASS A-2 INTERESTS" means the Class A-2 Interests issued by the Company as set forth on EXHIBIT A, which are voting interests.

         "CLASS B INTERESTS" means the Class B Interests issued by the Company as set forth on EXHIBIT A, which are non-voting interests.

         "CLASS B MEMBER" means a Member who holds solely Class B Interests or solely Class B Interests and Class C Profits Only Interests.

         "CLASS C MEMBER" means a Member who holds solely Class C Profits Only Interests.

         "CLASS C PROFITS ONLY INTERESTS" means the Class C Profits Only Interests issued by the Company as set forth on EXHIBIT A, which are voting interests. The Class C Profits Only Interests shall be subject to vesting conditions as described in the applicable agreement pursuant to which such interests were granted.

         "CLASS OF INTERESTS" means each separate class of Membership Interests as set forth on EXHIBIT A. Initially, the Classes of Interests shall be the Class A-1 Interests, the Class A-2 Interests, the Class B Interests and the Class C Profits Only Interests.

         "CLOSING" means the closing of the transactions contemplated by the Purchase Agreement.

         "CLOSING DATE" means the date on which the Closing occurs.

         "CLOSING DATE VALUE" means an amount equal to the product of (x) the sum of (i) the "Purchase Price" as defined in the Purchase Agreement (and adjusted pursuant to Section 1.5 of the Purchase Agreement), (ii) an amount equal to the expenses incurred by Triarc in connection with the transactions contemplated by the Purchase Agreement, and (iii) the amount of any payment by Triarc of expenses of SCM pursuant to Section 14.1(a) of the Purchase Agreement; and (y) a fraction, the numerator of which is 1.0 and the denominator of which is 0.6360.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto.

         "COMMITMENT AGREEMENT" has the meaning specified in the Purchase Agreement.

         "COMMON MEMBERSHIP INTERESTS" means all Membership Interests other than Preferred Membership Interests.

         "COMPANY" means Deerfield & Company LLC, the Illinois limited liability company created by the Articles of Organization originally filed on February 24, 1997, and its successors (including pursuant to Section 11.6) and permitted assigns.

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                                                                               6


         "COMPANY MINIMUM GAIN" has the meaning specified for "partnership minimum gain" in Regulation section 1.704-2(b)(2) and 1.704-2(d).

         "COMPANY OPPORTUNITY" means any investment or business opportunity involving (i) the provision of any Investment Management Services or (ii) the acquisition of any Person (whether pursuant to (A) the acquisition of the direct or indirect beneficial ownership of at least 20% of the Voting Stock of, after giving effect to which no "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) would be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater percentage of such Voting Stock or have the ability to elect (by contract or otherwise) a greater number of directors (or the equivalent) of such Person than would be enjoyed, directly or indirectly, by Triarc and its controlled Affiliates, (B) the acquisition of the ability (whether by ownership of Voting Stock or by contract) to elect a majority of the board of directors (or the equivalent) of, (C) the acquisition of all or a substantial part of the assets of, or (D) a merger, consolidation or other business combination involving, such Person) that is primarily engaged in providing Investment Management Services.

         "COMPANY SALE" means (A)(i) the Transfer (in a single transaction or a series of related transactions), directly or indirectly, of either (x) a majority of the Common Membership Interests or (y) a majority in interest of the Voting Membership Interests on a fully diluted basis, (ii) the sale, lease or exchange (in a single transaction or a series of related transactions), directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (iii) the merger, consolidation or combination of the Company with or into any other Person, or of any other Person with or into the Company, pursuant to which the outstanding Membership Interests are reclassified into or exchanged for cash, securities or other property, other than any such transaction in the case of clauses (ii) and (iii) where the holders of the Membership Interests immediately prior to such transaction own, directly or indirectly, a majority of the outstanding equity and Voting Stock of the surviving or transferee Person immediately after such transaction or (B) any transaction not covered by (A) which has given rise to the delivery of a Drag-Along Notice under Section 9.8 (subject to completion of such transaction giving rise to the Drag-Along Notice).

         "COMPETING BUSINESS" means a business which engages or to the knowledge of the applicable Subject Member (after due inquiry) intends to engage, in whole or in part, in the performance, marketing and sale of Investment Management Services, which are competitive with, and are similar to, may be used as substitutes for, or may detract from any services of the Company or any of its Subsidiaries during the Restricted Period, whether such services were performed by the Company or any of its Subsidiaries or by another Person on behalf of the Company or any of its Subsidiaries; the services provided by a Competing Business and subject to the restrictive covenants contained in Section 11.2 being herein referred to as "COMPETING SERVICES."

         "COMPLIANCE PERIOD" has the meaning specified in Section 11.7.

         "CONTEST" has the meaning specified in Section 5.5(a).

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                                                                               7


         "CONVERSION TRANSACTION" has the meaning specified in Section 11.6(a).

         "CORPORATE SERVICES AGREEMENT" has the meaning specified in the Purchase Agreement.

         "COVERED PERSON" has the meaning specified in Section 8.14.

         "DCM" means Deerfield Capital Management LLC, a Subsidiary of the Company, together with its successors and permitted assigns.

         "DEERFIELD INVESTMENT SECURITIES" means any debt or equity security issued by any fund, investment vehicle, trust or similar entity to which the Company or any of its Subsidiaries provides Investment Management Services.

         "DISABILITY" with respect to any Person employed pursuant to an employment agreement with the Company or any of its Subsidiaries, has the meaning specified in such Person's employment agreement.

         "DLLCA" means the Delaware Limited Liability Company Act, as such act may from time to time be amended, including any successor statute.

         "DPF" has the meaning specified in the recitals.

         "DRAG-ALONG MEMBERSHIP INTERESTS" has the meaning specified in Section 9.8.

         "DRAG-ALONG NOTICE" has the meaning specified in Section 9.8.

         "DRAG-ALONG RIGHTHOLDER" has the meaning specified in Section 9.8.

         "DRAG-ALONG SELLERS" has the meaning specified in Section 9.8.

         "EARNINGS PAY-OUT VALUE" means, with respect to a withdrawing Class B Member or Class C Member under Section 9.12 at any date of determination, an amount equal to the Fair Market Value of the Class B Interests or vested Class C Profits Only Interests, as applicable, held by such withdrawing Class B Member or Class C Member as of such date.

         "EMERGENCY FUNDING PARTICIPANTS" has the meaning specified in Section 9.9(e).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 and any successor to such Act, and the rules and regulations promulgated thereunder, as any of them may be amended from time to time.

         "EXCLUDED PREEMPTIVE RIGHTHOLDERS" has the meaning specified in Section 9.9(e).

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                                                                               8


         "EXCLUDED SECURITIES" means (i) Securities issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any of its Subsidiaries, pursuant to equity purchase or equity option plans or other arrangements that are approved by the Board of Directors, (ii) Securities issued in respect of or in exchange for Membership Interests by way of a dividend, split or similar transaction, (iii) Securities issued upon exercise, conversion or exchange of any Securities either previously issued or issued in accordance with the terms of this Agreement, (iv) Securities issued to a third party financial institution in connection with a debt financing of the Company and/or any of its Subsidiaries approved by the Board of Directors, (v) Securities issued to the third party seller or sellers of a business (provided such seller or sellers are not Affiliates of the Company) in connection with the Company's (or its Affiliate's) acquisition of such third party seller's or sellers' business approved by the Board of Directors, whether such acquisition is in the form of a merger, consolidation, asset purchase or other similar business combination and (vi) Securities issued in connection with any recapitalization, merger, consolidation or reorganization by the Company approved by the Board of Directors.

         "EXTRAORDINARY MATTER" has the meaning specified in Section 7.2(d).

         "FAIR MARKET VALUE" means, with respect to any Membership Interests, as of the date of determination, the price at which, in the reasonable good faith determination of the Board of Directors, such Membership Interests would likely be sold in an arm's length transaction between a willing and able buyer and a willing and able seller, neither of which is an Affiliate of the other and neither of which is under compulsion to enter into such transaction, based on then prevailing market conditions and taking into account all circumstances determined to be relevant to the establishment of such price at such time (including any Tax Advances that have been made with respect to such Membership Interests and not recovered by reduction of distributions or proceeds of liquidation pursuant to the penultimate sentence of Section 5.1(b)), without any minority or illiquidity discounts or any discount based on the difference in voting or other rights conferred as a result of the provisions of this Agreement. For the avoidance of doubt, all Class A Interests shall be treated as having the same Fair Market Value. "Fair Market Value" shall be determined as of the date of the event giving rise to the need to determine "Fair Market Value."

         "FINAL JUDGMENT" has the meaning specified in Section 5.1(c).

         "FINAL NOTICE" has the meaning specified in Section 6.2(a).

         "FUND" has the meaning specified in Section 11.7(a).

         "GAAP" means generally accepted accounting principles of the United States of America.

         "GOOD REASON" with respect to any Person employed pursuant to an employment agreement with the Company or any of its Subsidiaries, has the meaning specified in such Person's employment agreement and, in the case of Sachs and Roberts,

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                                                                               9


shall also mean the primary business of the Company and its Subsidiaries having ceased to be the provision of Investment Management Services over the written objection of each of the Sachs Directors.

         "GUARANTEED PRICE" means, with respect to a Call Option Seller or Put Right Seller at any date of determination, an amount equal to the greater of (i) $23,839,000 (subject to (x) proration to the extent that any Sachs Affiliated Party Transfers (other than to a Permitted Transferee) any Membership Interests held by SCM as of the Closing Date and (y) equitable reduction for distributions of proceeds from a leveraged recapitalization or from one or more sales of portions of the business of the Company and its Subsidiaries, and (ii) the Put/Call Fair Market Value, as of such date of determination, of the Membership Interests held by SCM as of the Closing Date being called from such Call Option Seller or put by such Put Right Seller, as applicable.

         "HIGHEST CLASS A/B DISTRIBUTIVE SHARE AMOUNT" means, with respect to any Taxable Year or portion thereof commencing on or after the date immediately following the Closing Date, an amount equal to the highest amount determined by computing, separately in the case of each Class A Interest and Class B Interest of each Member, the product of (x) the excess, if any, of (A) the distributive share of the taxable net income of the Company allocated to such Class of Interests held by such Member for such Taxable Year or portion thereof (computed without regard to any adjustments under Section 743 of the Code), over (B) the amount of net operating loss or capital loss, as the case may be, allocated to such Class of Interests held by such Member for a prior Taxable Year commencing on or after the date immediately following the Closing Date or for a prior portion of the current Taxable Year (to the extent not previously utilized in computing Tax Liability (taking into account the character of items composing such taxable net income)); and (y) a fraction, the numerator of which is one percent (1.0%), and the denominator of which is the Percentage Interest for such Class of Interest held by such Member.

         "IMMEDIATE FAMILY" means, with respect to any individual, such individual's spouse; the descendants (natural or adoptive, of the whole or half blood) of such individual, such individual's spouse and the parents (natural or adoptive) of such individual or such individual's spouse; and the grandparents and parents (natural or adoptive) of such individual or such individual's spouse.

         "INDEBTEDNESS" of any Person means (a) all obligations of such Person for borrowed money and (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments.

         "INVESTMENT BANKING FIRM" means any nationally recognized investment banking or valuation firm with prior experience valuing companies in the same industry as the Company that has not, within the 24 months prior to its selection hereunder, performed any material services for, or received any fees (other than de minimis amounts) from or on behalf of, either selecting party or any of its Affiliates.

         "INVESTMENT MANAGEMENT SERVICES" means any services (including sub-advisory services) which involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) of any third party for compensation, and performing activities related or incidental thereto, or (b) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any third party (including any "business development company" under the Investment Company Act of 1940, as amended) for compensation, and performing activities related or incidental thereto.

         "IPO" means the closing of the initial underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed pursuant to the Securities Act pursuant to which such securities are listed on a national securities exchange or quoted on the Nasdaq National Market or any successor market.

         "LIBOR" means, in relation to any relevant sum and any relevant period:

         (i) the rate shown on Bloomberg page "BBAM1" of the Bloomberg Screen as being the rate per annum at which Dollar deposits are offered for a period equal or comparable to such period at or about 11:00 a.m. (London time) on the second Business Day in London before the first day of such period; for this purpose "Bloomberg Screen" means the display page so designated on the Bloomberg service; or

         (ii) if at or about such time on the relevant day no such rate appears on the Bloomberg Screen, the rate shown on the Telerate Monitor Screen as being the rate per annum at which U.S. dollar deposits are offered for a period equal or comparable to such period at or about 11:00 a.m. (London time) on the second Business Day in London before the first day of such period; for this purpose "Telerate Monitor Screen" means the display designated as page "3750" on the Telerate Monitor system or such other page as may replace page "3750" on that system for the purpose of displaying offered rates for U.S. dollar deposits; or

         (iii) if at or about such time on the relevant day no such rate appears on the Telerate Monitor Screen, the rate per annum at which U.S. dollar deposits in an amount comparable to such sum are offered to Citibank, N.A. for such period by prime banks in the London interbank market at or about l1:00 a.m. (London time) on the second Business Day in London before the first day of such period, as determined by the Board of Directors.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

         "LIQUID ASSETS" means (i) direct obligations of, or obligations the principal of and interest on are unconditionally guaranteed by, the United States of America or by any agency thereof; (ii) investments in commercial paper maturing within a time period that would enable the Company, in the reasonable judgment of the Board of

Directors, taking into account its actual cash on hand reflected on its balance sheet, to make distributions in accordance with Section 5.1(b) and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service (or its successor) or from Moody's Investors Service, Inc. (or its successor); (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within a time period that would enable the Company, in the reasonable judgment of the Board of Directors, taking into account its actual cash on hand reflected on its balance sheet, to make distributions in accordance with Section 5.1(b), issued or guaranteed by or placed with, and money market deposits issued or offered by, any commercial bank that is a member of the Federal Reserve System and that has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof); (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i),
(ii) or (iii) above and entered into with a financial institution satisfying the criteria of clause (iii) above; (v) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) through (iv) above; and (vi) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "AA" by Standard & Poor's Rating Services (or its successor) or "Aa" by Moody's Investors Services, Inc. (or its successor).

         "MATERIAL COMPANY OPERATING AGREEMENT BREACH EVENT" means a breach by any Triarc Affiliated Party, the Company or any of its Subsidiaries of any covenant or agreement contained in this Agreement, which breach has had or reasonably could be expected to have a material adverse effect on any Sachs Affiliated Party; PROVIDED, that a Material Company Operating Agreement Breach Event shall not be deemed to have occurred with respect to any such breach that is capable of being cured unless and until a Sachs Affiliated Party shall have provided written notice thereof to the Company and the Company shall have failed promptly (and in any event within five Business Days) thereafter to cure such breach.

         MATERIAL ROBERTS OPERATING AGREEMENT BREACH EVENT" means (i) a willful and material breach by any of the Roberts Affiliated Parties of any covenant or agreement contained in Section 11.2 or (ii) a breach by any of the Roberts Affiliated Parties of any other covenant or agreement contained in this Agreement, which breach described in this clause (ii) has had or reasonably could be expected to have a material adverse effect on any Triarc Affiliated Party, the Company or any of its Subsidiaries; PROVIDED, that a Material Roberts Operating Agreement Breach Event shall not be deemed to have occurred with respect to any such breach that is capable of being cured unless and until a Triarc Affiliated Party or the Company shall have provided written notice thereof to such Roberts Affiliated Party and such Roberts Affiliated Party shall have failed promptly (and in any event within five Business Days) thereafter to cure such breach.

         "MATERIAL SACHS OPERATING AGREEMENT BREACH EVENT" means (i) a willful and material breach by any of the Sachs Affiliated Parties of any covenant or agreement contained in Section 11.2 or (ii) a breach by any of the Sachs Affiliated Parties of any other covenant or agreement contained in this Agreement, which breach described in this clause (ii) has had or reasonably could be expected to have a material adverse effect on any Triarc Affiliated Party, the Company or any of its Subsidiaries; PROVIDED, that a Material Sachs Operating Agreement Breach Event shall not be deemed to have occurred with respect to any such breach that is capable of being cured unless and until a Triarc Affiliated Party or the Company shall have provided written notice thereof to such Sachs Affiliated Party and such Sachs Affiliated Party shall have failed promptly (and in any event within five Business Days) thereafter to cure such breach.

         "MEMBERS" or "MEMBER" means the Persons (or each of them) listed on EXHIBIT A from time to time as holders of Membership Interests and such other Persons who have been duly admitted as Members pursuant to Section 3.3 and reflected on EXHIBIT A, who have not ceased to be Members (i) pursuant to
Section 3.4 or any other Section hereof or (ii) as a result of the Transfer of all of their Membership Interests to another Person.

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means, with respect to each Member nonrecourse debt (which has the same meaning as "partner recourse debt" in Regulation section 1.704-2(b)(4)), an amount equal to the Company Minimum Gain that would result if such Member nonrecourse debt were treated as a nonrecourse liability (as defined in Regulation section 1.752-1(a)(2)) determined in accordance with Regulation section 1.704-2(i)(3).

         "MEMBER NONRECOURSE DEDUCTIONS" has the meaning specified for "partner nonrecourse deductions" in Regulation section 1.704-2(i)(2).

         "MEMBERSHIP INTERESTS" means the interests in the Company held by the Members set forth on EXHIBIT A hereto, as EXHIBIT A may be amended, supplemented and modified from time to time by the Board of Directors. The Membership Interests shall be further designated as specified Classes of Interests, with the rights and obligations as set forth herein.

         "MIGRATION TRANSACTION" has the meaning specified in Section 11.6(b).

         "NET INCOME" and "NET LOSS" means, for each fiscal year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for United States federal income tax purposes with the following adjustments: (a) all items of income, gain, loss, or deduction allocated pursuant to Section 5.4 (other than Section 5.4(h)) shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from United States federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Carrying Value of any asset is adjusted pursuant to the definition of Carrying Value, or an adjustment is made to the Capital Accounts under

Section 5.4(h) with respect to a distribution of property, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss; (d) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (e) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Net Income and Net Loss be an amount which bears the same ratio to such Carrying Value as the United States federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (PROVIDED, that if the United States federal income tax depreciation, amortization or other cost recovery deduction is zero, the Board of Directors may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); and (f) any expenditures of the Company that are described in Section 705(a)(2)(B) of the Code or are treated as described in Section 705(a)(2)(B) of the Code pursuant to Regulation section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income and Net Loss shall be treated as deductible items.

         "NEW MEMBERSHIP INTERESTS" means all Securities of the Company other than Excluded Securities.

         "OFFERED INTERESTS" has the meaning specified in Section 9.7(a).

         "OFFERING NOTICE" has the meaning specified in Section 9.7(a).

         "OTHER OPPORTUNITY" has the meaning specified in Section 6.2(d).

         "PARTICIPATING TAG-ALONG RIGHTHOLDER" has the meaning specified in
Section 9.7(b).

         "PERCENTAGE INTEREST" means, with respect to each Class of Interests held by a Member, the percentage set forth on EXHIBIT A.

         "PERMITTED HOLDER" means, collectively, Nelson Peltz, Peter W. May, DWG Acquisition Group, L.P. ("DWG") (while it continues to be an Affiliate of Nelson Peltz or Peter W. May) and/or their respective Affiliates (including Affiliates of DWG while DWG continues to be an Affiliate of Nelson Peltz or Peter W. May), including members of their Immediate Families, and any trusts and estates of which any of them are primary beneficiaries and any entities of which any of them hold a majority of the equity securities.

         "PERMITTED INVESTMENTS" means Liquid Assets, Deerfield Investment Securities and any other investments which have been approved in accordance with
Section 7.2(d)(i).

         "PERMITTED TRANSFEREE" has the meaning specified in Section 9.2.

         "PERSON" OR "PERSONS" means any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentally thereof or other entity or organization of any kind.

         "POST-CONVERSION CORPORATION" has the meaning specified in Section
11.6.

         "PRE-CLOSING TAX PERIOD" has the meaning specified in Section 5.5(a).

         "PREEMPTIVE RIGHTHOLDER" has the meaning specified in Section 9.9(a).

         "PREEMPTIVE RIGHTS OFFER" has the meaning specified in Section 9.9(a).

         "PREEMPTIVE RIGHTS PERIOD" has the meaning specified in Section 9.9(a).

         "PREFERRED CONTRIBUTIONS" means, with respect to any Member, the Capital Contributions made by such Member to purchase or subscribe for Preferred Membership Interests.

         "PREFERRED MEMBERSHIP INTERESTS" means any Membership Interests authorized by the Board of Directors from time to time as preferred interests having separate rights, preferences (including in right of payment with respect to distributions and/or upon liquidation), powers or duties as may be designated by the Board of Directors.

         "PREFERRED RETURN" means, with respect to a Preferred Membership Interest, a preferred return computed on the daily balance of the sum of Unreturned Preferred Contributions and Unpaid Preferred Return at the rate specified by the terms of the Preferred Membership Interests.

         "PRELIMINARY JUDGMENT" has the meaning specified in Section 5.1(c).

         "PROFITS INTEREST LIMITATION" has the meaning specified in Section 5.1(c).

         "PROFITS INTERESTS" means the Class C Profits Only Interests and any Additional Profits Interests.

         "PRO RATA PERCENTAGE" means, with respect to any Member, the quotient obtained by dividing (i) the Percentage Interest of vested Membership Interests held by such Member by (ii) the aggregate Percentage Interest of vested and unvested Membership Interests held by all Members (assuming the exercise of all options to purchase or rights to subscribe for Membership Interests).

         "PURCHASE AGREEMENT" has the meaning specified in the recitals and shall include all amendments, modifications and supplements thereto.

         "PURCHASE NOTICE" has the meaning specified in Section 9.9(b).

         "PUT/CALL FAIR MARKET VALUE" means, with respect to any Membership Interests being called pursuant to Section 9.10 or put pursuant to Section 9.11 at any time, the price at which, in the opinion of the Investment Banking Firm selected in accordance with the Selection Procedures, such Membership Interests would be likely to be sold in an arm's length transaction between a willing and able buyer and a willing and able seller, neither of which is an Affiliate of the other and neither of which is under compulsion to enter into such transaction, based on then prevailing market conditions and taking into account all circumstances determined by such Investment Banking Firm to be relevant to the establishment of such price at such time (including any Tax Advances that have been made with respect to such Membership Interests and not recovered by reduction of distributions or proceeds of liquidation pursuant to the penultimate sentence of Section 5.1(b)), without any minority or illiquidity discounts or any discount based on the difference in voting or other rights conferred as a result of the provisions of this Agreement. For the avoidance of doubt, all Class A Interests shall be treated as having the same Fair Market Value. In determining the Put/Call Fair Market Value, such Investment Banking Firm shall make such determination after giving effect to the distributions, if any, to be made in respect of such Membership Interests under Sections 9.10(e) or 9.11(g), as applicable. "Put/Call Fair Market Value" shall be determined (i) in the case of a party exercising a Call Option or Put Right, as applicable, pursuant to Section 9.10(c) or 9.11(e), as of the date of the event giving rise to the Call Option pursuant to Section 9.10(c) or the Put Right pursuant to
Section 9.11(e), and (ii) in the case of a party otherwise exercising a Call Option or a Put Right, as applicable, as of the date on which the Call Option Notice or the Put Right Notice, as the case may be, is delivered in respect of any other Call Option pursuant to Section 9.10 or Put Right pursuant to Section 9.11.

         "PUT RIGHT" means the right of any Put Right Seller to require Triarc to purchase the Membership Interests of any such Put Right Seller under Section 9.11.

         "PUT RIGHT NOTICE" has the meaning specified in Section 9.11(f).

         "PUT RIGHT PRICE" means the Guaranteed Price or the Standard Price, as the case may be.

         "PUT RIGHT PRICE DETERMINATION DATE" has the meaning specified in
Section 9.11(f).

         "PUT RIGHT SELLERS" has the meaning specified in Section 9.11(f).

         "QUALIFIED IPO" means an IPO of common equity securities of the Company (or a successor thereto) which yields not less than $75,000,000 in cash proceeds net of all taxes payable by the Company directly as a result of such IPO and customary fees, commissions, costs and the other expenses incurred by the Company in connection therewith.

         "REGULATIONS" means the temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REGULATORY ALLOCATIONS" has the meaning specified in Section 5.4(g).

         "REJECTION NOTICE" has the meaning specified in Section 6.2(a).

         "RESTRICTED PERIOD" means, (i) with respect to any Person employed pursuant to an employment agreement with the Company or any of its Subsidiaries, the term of such Person's employment thereunder and the period following the termination of such Person's employment specified therein during which such Person is restricted from taking any actions similar to those specified in
Section 11.2, (ii) with respect to any Person that is not so employed, the period beginning with such Person's employment with the Company or any of its Subsidiaries and ending 60 months after the end of such employment and (iii) with respect to the holder of the Sachs Interest, the term of Sachs's employment under the Sachs Employment Agreement and the period following the termination of Sachs's employment specified therein during which Sachs is restricted from taking any actions similar to those specified in Section 11.2.

         "ROBERTS" has the meaning specified in the recitals and shall include his successors and permitted assigns.

         "ROBERTS AFFILIATED PARTIES" means Roberts and each of his Permitted Transferees, together with their successors and permitted assigns, to the extent any of the foregoing holds a Membership Interest.

         "ROBERTS EMPLOYMENT AGREEMENT" means the employment agreement, dated as of the date hereof, by and among the Company, DCM and Roberts, as amended, supplemented or otherwise modified from time to time.

         "SACHS" has the meaning specified in the recitals and shall include his successors and permitted assigns.

         "SACHS AFFILIATED PARTIES" means SCM and each of its Permitted Transferees, together with their successors and permitted assigns, to the extent any of the foregoing holds a Membership Interest. "SACHS DIRECTOR" has the meaning specified in Section 7.1(a).

         "SACHS EMPLOYMENT AGREEMENT" means the employment agreement, dated as of the date hereof, by and among the Company, DCM and Sachs, as amended, supplemented or otherwise modified from time to time.

         "SACHS INTEREST" means the Class A Interest held from time to time by each of the Sachs Affiliated Parties.

         "SCM" has the meaning specified in the recitals and shall include its successors and permitted assigns.

         "SEC" has the meaning specified in Section 11.7(a).

         "SECURITIES" means, with respect to any Person, all equity interests of such Person, all securities convertible into or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

         "SECURITIES ACT" means the Securities Act of 1933 and any successor to such Act, and the rules and regulations promulgated thereunder, as any of them may be amended from time to time.

         "SELECTION PROCEDURES" means, with respect to the determination of the Fair Market Value or the Put/Call Fair Market Value to be made by an Investment Banking Firm hereunder, the selection of such Investment Banking Firm by two other Investment Banking Firms, one selected by Triarc and one selected (a) in connection with the exercise of any Call Option or Put Right, jointly by the holders of a majority of the Membership Interests held by the Call Option Sellers whose Membership Interests are being called at such time or the holders of a majority of the Membership Interests held by the Put Right Sellers whose Membership Interests are being put at such time, as applicable, (b) in connection with any such determination that may be required by Section 9.13, jointly by the objecting Directors, (c) in connection with the exercise by Sachs of his right to request a customary "fairness opinion" with respect to a Triarc Related Party Transaction in accordance with Section 7.7, by Sachs or (d) in connection with any such determination that may be required by Section 11.6(a), jointly by the Sachs Affiliated Parties (each, a "selecting party"); PROVIDED, that each selecting party shall instruct the Investment Banking Firm so selected by it to select the third Investment Banking Firm within five Business Days following the date on which the second Investment Banking Firm is selected; PROVIDED, HOWEVER, that if either selecting party fails to notify the other of its selection of an Investment Banking Firm within seven Business Days after receipt of notice from the other selecting party of its selection, the determination shall be rendered by the Investment Banking Firm named by such other selecting party in such notice.

         "SELLING MEMBER" has the meaning specified in Section 9.7(a).

         "SET-OFF MEMBER" has the meaning specified in Section 5.1(c).

         "SET-OFF PAYMENT" has the meaning specified in Section 5.1(c).

         "SHREAR" has the meaning specified in the recitals.

         "SLA" has the meaning specified in the recitals.

         "SOA" has the meaning specified in Section 7.6(b)(ii).

         "STANDARD PRICE" means, with respect to a Call Option Seller or Put Right Seller at any date of determination, an amount equal to the Put/Call Fair Market Value of the Membership Interests being called from such Call Option Seller or being put by such Put Right Seller, as applicable.

         "STRATEGIC PLAN" has the meaning specified in Section 7.2(c).

         "SUBJECT MEMBER" means (i) a Class B Member, (ii) a Class C Member,
(iii) a holder of an Additional Profits Interest or (iv) a holder of the Sachs Interest.

         "SUBSIDIARY" means, with respect to any Person, any other Person of which 50% or more of the total voting power of the Voting Stock is owned or controlled, directly or indirectly, by such Person, or such Person and one or more Subsidiaries of such Person, or one or more Subsidiaries of such Person.

         "SUMITOMO LETTER" has the meaning specified in the Purchase Agreement.

         "TAG-ALONG NOTICE" has the meaning specified in Section 9.7(b).

         "TAG-ALONG PRO RATA PORTION" means, with respect to any Participating Tag-Along Rightholder at any date of determination, the quotient obtained by dividing (i) the aggregate Fair Market Value of such Tag-Along Rightholder's qualifying Membership Interests determined in accordance with Section 9.13 by
(ii) the Fair Market Value of all qualifying Membership Interests as determined in accordance with Section 9.13.

         "TAG-ALONG RIGHTHOLDER" has the meaning specified in Section 9.7(a).

         "TAX ADVANCES" has the meaning specified in Section 5.1(c).

         "TAX LIABILITY" means, with respect to any Taxable Year or portion thereof commencing on or after the date immediately following the Closing Date, computed separately with respect to each Class of Interests held by a Member,

         (1) in the case of a Class A Interest or Class B Interest, the product of (x) the Highest Class A/B Distributive Share Amount for such Taxable Year or portion thereof; and (y) a fraction, the numerator of which is the Percentage Interest for such Class of Interests held by such Member, and the denominator of which is one percent (1.0%); and (z) the Tax Rate; and


         (2) in the case of any other Class of Interest, the product of (x) the excess, if any, of (A) the distributive share of the taxable net income of the Company allocated to such Class of Interests held by such Member for such Taxable Year or portion thereof (computed without regard to any adjustments under Section 743 of the Code), over (B) the amount of net operating loss or capital loss, as the case may be, allocated to such Class of Interests held by such Member for a prior Taxable Year commencing on or after the date immediately following the Closing Date or for a prior portion of the current Taxable Year (to the extent not previously utilized in computing Tax Liability (taking into account the character of items composing such taxable net income)); and (y) the Tax Rate; PROVIDED, that, with respect to any Preferred Membership Interest, Tax Liability shall not include any allocations of taxable net income or loss of the Company attributable to distributions under Section 5.1(a).

For purposes of clarification, the Members agree and acknowledge that the Tax Liability for any Class of Interest with respect to any Taxable Year or portion thereof ending on or before the Closing Date shall be zero (0).

         "TAX MATTERS PARTNER" has the meaning specified in Section 5.5(a).

         "TAX RATE" means an assumed effective tax rate equal to the sum of the maximum federal income tax rate set forth in Section 1 of the Code plus the maximum Illinois income tax rate, in each case as then applicable to individuals and with consideration to any differential tax rate applicable to capital gains or qualified dividends, but without consideration of the effect of deductions, offsets or credits available to the relevant Member or its direct or indirect beneficial owners from other sources.

         "TAXABLE YEAR" means the calendar year or such other fiscal period as may be required by the Code or the Regulations.

         "THIRD AMENDED OPERATING AGREEMENT" has the meaning specified in the recitals.

         "THIRD PARTY" means any Person other than Triarc or any of its directors, officers, employees 5% or greater stockholders or controlled Affiliates or, to the knowledge of Triarc, any Immediate Family member or controlled Affiliate of any of the foregoing.

         "THIRD PARTY PURCHASER" has the meaning specified in Section 9.7(a).

         "TRANSFER" means, as to any security or asset (the "SUBJECT PROPERTY"), to sell, directly or indirectly, or in any other way, directly or indirectly transfer, assign, gift, pledge, grant a security interest in, distribute, encumber or otherwise dispose of (including the foreclosure or other acquisition by any lender with respect to the Subject Property pledged to such lender by the holder of the Subject Property), whether directly or indirectly (including by means of a Transfer of any Security issued by a Person that holds, directly or indirectly, an interest in the Subject Property), such Subject Property, either voluntarily or involuntarily and with or without consideration. For the avoidance of doubt, changes in ownership of any direct or indirect holder of Membership Interests (other than changes in ownership in Triarc, which shall be deemed not to constitute a Transfer of Membership Interests) shall be deemed to be a Transfer of Membership Interests.

         "TRANSFEREE" means any Permitted Transferee or any Person to whom Triarc transfers its Membership Interests.

         "TRANSFEROR" has the meaning specified in Section 9.2.

         "TRIARC" has the meaning specified in the recitals, or any Affiliate of Triarc to which Triarc has assigned its rights, interests and obligations under the Purchase Agreement, together with its successors and assigns.

         "TRIARC AFFILIATED PARTIES" means Triarc and its Affiliates, together with their successors and permitted assigns, to the extent any of the foregoing holds a Membership Interest.

         "TRIARC CHANGE IN CONTROL" means (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Triarc, and the Permitted Holders collectively are not the beneficial owners of a greater percentage of the total voting power of the Voting Stock of Triarc than such person or group, (ii) the sale, lease or exchange (in a single or series of related transactions), directly or indirectly, of all or substantially all of the assets of Triarc and its Subsidiaries, taken as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Person that is directly or indirectly controlled by one or more Permitted Holders), (iii) the merger, consolidation or combination of Triarc with or into any other Person (other than a Person that is directly or indirectly controlled by one or more Permitted Holders), or of any other Person (other than a Person directly or indirectly controlled by one or more Permitted Holders) with or into Triarc, pursuant to which the outstanding Voting Stock of Triarc is reclassified into or exchanged for cash, securities or other property, other than any such transaction where
(A) the outstanding Voting Stock of Triarc is reclassified into or exchanged for Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of Triarc immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction, (iv) individuals who on the Closing Date constituted the board of directors of Triarc (together with any new directors whose election by the board of directors of Triarc or whose nomination by the board of directors of Triarc for election by Triarc's stockholders was approved by a vote of at least a majority of the members of the board of directors of Triarc then in office who either were members of the board of directors of Triarc on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of Triarc then in office, or
(v) the approval by the stockholders of Triarc of a plan of liquidation or dissolution of Triarc.

         "TRIARC DIRECTOR" has the meaning specified in Section 7.1(a).

         "TRIARC INTEREST" means the Membership Interests held from time to time by Triarc.

         "TRIARC KEY PERSON EVENT" shall occur if none of Nelson Peltz, Peter W. May or Edward P. Garden is a director or executive officer of Triarc or a director of the Company.

         "TRIARC RELATED PARTY TRANSACTION" has the meaning specified in Section 7.7.

         "UNPAID PREFERRED RETURN" means, with respect to any Member as of any date, the excess of (x) an amount equal to accrued Preferred Return through such date, over (y) distributions to such Member under Section 5.1(a) in respect of Unpaid Preferred Return Amounts through such date.

         "UNRETURNED PREFERRED CONTRIBUTIONS" means, with respect to any Member as of any date, the excess of (x) an amount equal to Preferred Contributions made by such Member, over (y) distributions to such Member under Section 5.1(a) in respect of Unreturned Preferred Contributions through such date.

         "VALUATION DATE" has the meaning specified in Section 9.12(a)(i).

         "VESTED INTERESTS" has the meaning specified in Section 9.12(a)(i).

         "VOTING MEMBERSHIP INTERESTS" means Class A-1 Interests, the Class A-2 Interests, the Class C Profits Only Interests and such other Classes of Interests that may hereafter be issued pursuant to and in accordance with this Agreement that have a right to vote on all matters submitted to Members.

         "VOTING STOCK" means, with respect to any Person, the capital stock or other equity or profits interests of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. For the avoidance of doubt, the Voting Membership Interests shall constitute all of the Voting Stock of the Company.

         "WITHHOLDING ADVANCES" has the meaning specified in Section 5.5(e).

         "2004 SHORT YEAR" has the meaning specified in Section 5.5(c).

                                   ARTICLE II

                                  ORGANIZATION

         2.1 ORGANIZATION AND CONTINUATION OF THE COMPANY. The Company has been organized as an Illinois limited liability company by the filing of the Articles of Organization in the office of the Secretary of State of the State of Illinois. Beginning on the effective date of this Agreement, the Company shall continue as a limited liability company under the Act and this Agreement. Upon the effectiveness of this Agreement as provided in Section 11.22, any previous Agreement for the formation, organization and governance of the Company is hereby superseded and amended by substituting this

Agreement therefor in its entirety. This Agreement shall not terminate the existence of the Company as a legal entity organized under the Act.

         2.2 NAME; BUSINESS CONDUCTED IN THE NAME OF THE COMPANY. The name of the Company shall be "Deerfield & Company LLC" or such other name or names as may be selected by the Board of Directors from time to time. All business of the Company shall be conducted in the name of the Company or such other names that comply with applicable law as the Board of Directors may select from time to time. Title to all assets of the Company shall be taken and held only in the name of the Company.

         2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company in the State of Illinois shall be the initial registered office designated in the Articles of Organization or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Illinois shall be the initial registered agent designated in the Articles of Organization or such other Person(s) as the Board of Directors may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at 8700 West Bryn Mawr, 12th Floor, Chicago, Illinois 60631 or such other place(s) as the Board of Directors may designate from time to time, which need not be in the State of Illinois. The Company may have such other offices as the Board of Directors may designate from time to time.

         2.4 PURPOSE AND POWERS. The purpose of the Company is to (a) act as a holding company for its Subsidiaries now or hereafter established that will provide investment advisory and/or Investment Management Services, (b) provide financing and other financial services to its Subsidiaries, and (c) engage in any other lawful business, purpose or activity permitted by the Act; PROVIDED, that in the case of clause (c), so long as Sachs is the Chairman and Chief Executive Officer of the Company and its Subsidiaries, any such business, purpose or activity shall be related to subparagraphs (a) and (b) or resulting from an acquisition by the Company of any Company Opportunity in accordance with
Section 6.2; and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any Person, together with any powers incidental thereto, to the extent such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company (including the power and privilege to cease its activities and cancel its Articles of Organization).

         2.5 FOREIGN QUALIFICATION GOVERNMENTAL FILINGS. Prior to the Company's conducting business in any jurisdiction other than the State of Illinois, the Company shall comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in each such jurisdiction where foreign qualification is either necessary or appropriate. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.6 TERM. The Company's existence commenced on February 24, 1997, the date specified as such in the Articles of Organization; the Company shall continue in existence until terminated in accordance with the provisions of this Agreement or the Act.

         2.7 NO STATE-LAW PARTNERSHIP. The Members intend that the Company not be a partnership, limited partnership, or joint venture, and that no Member or Director be a partner or joint venturer of any other Member or Director, for any purposes other than foreign and domestic federal, state, provincial and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.

                                   ARTICLE III

                        MEMBERS AND MEMBERSHIP INTERESTS

         3.1      MEMBERS.

                  (a) The Members of the Company and their addresses shall be listed on EXHIBIT A, which shall be amended, supplemented or modified from time to time by the Board of Directors to reflect the withdrawal of Members or the admission of additional Members (it being understood that any amendment, supplement or modification to EXHIBIT A shall not be deemed an amendment, supplement or modification to this Agreement). The Members shall constitute a single class or group of members of the Company for all purposes of the Act, except with respect to voting rights (which shall be enjoyed solely by holders of Voting Membership Interests) and as otherwise explicitly provided herein. The Board of Directors shall notify the Members of changes in EXHIBIT A, which shall constitute the record list of the Members for all purposes of this Agreement.

                  (b)      Initially, there shall be four Classes of Interests:
(i) Class A-1 Interests, (ii) Class A-2 Interests, (iii) Class B Interests and
(iv) Class C Profits Only Interests. There shall be such other classes and series of Membership Interests, including the Preferred Membership Interests and Additional Profits Interests, as the Board of Directors may from time to time designate in accordance with the terms of this Agreement.

                  (c) Each Member shall be entitled (i) to participate in the management of the Company to the extent set forth in and in accordance with the terms of this Agreement and the type of Membership Interest held and (ii) to share in distributions and the allocations of profits and losses of the Company in accordance with and to the extent provided by the terms of this Agreement.

                  (d) Members holding Class A-1 Interests, Class A-2 Interests and Class C Profits Only Interests and any other Classes of Interests that constitute

Voting Membership Interests shall be entitled to vote, together as a single class, on matters coming before the Members in accordance with the terms of this Agreement. The Class A-1 Interests shall be entitled to a number of votes equal to ten (10) multiplied by the Percentage Interest represented thereby, and the Class A-2 Interests and Class C Profits Only Interests each shall be entitled to a number of votes equal to one (1) multiplied by the Percentage Interest represented thereby. Except as required by non-waivable provisions of the Act or as otherwise expressly provided in this Agreement, no Class of Interests shall have the right to vote as a separate class on any matter. Matters referred to in Sections 15-1(c)(2), (8), (9), (10) and (11) of the Act may be approved by the holders of a majority of the Voting Membership Interests and matters referred to in Section 15-1(c)(1) of the Act may be approved in accordance with Sections 7.2(d) and 11.12. The Class B Interests and any other Classes of Interests that are not Voting Membership Interests shall have no voting rights on any matter except as required by non-waivable provisions of the Act. Class A-1 Interests shall be exchangeable for Class A-2 Interests (on a Percentage Interest for Percentage Interest basis) at any time by the holder thereof, and shall automatically be exchanged for Class A-2 interests if such interests are transferred to a Person other than a Triarc Affiliated Party.

         3.2 COMPLIANCE WITH SECURITIES LAWS AND OTHER LAWS AND OBLIGATIONS. Each Member hereby represents and warrants to the Company and acknowledges that (a) (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto, (ii) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time, (iii) it is acquiring an interest in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public any public offering thereof, (iv) it understands that the equity interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws or an exemption available from registration and the provisions of this Agreement have been complied with and (v) it has full right, authority, power and legal capacity to enter into this Agreement, and (b) except with respect to SCM, Roberts and Triarc, (i) the execution, delivery and performance of this Agreement have been duly authorized by such Member (in the case of a Member that is not a natural person) and do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which it is a party or by which it is bound and (ii) this Agreement has been duly executed and delivered by such Member, and constitutes a valid and binding obligation of such Member enforceable against such Member in accordance with its terms, except as
(A) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (B) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         3.3      ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS.

                  (a) Subject to Section 9.9 and the other provisions of this Agreement, the Company may issue new or additional Membership Interests, including any Preferred Membership Interests to any Person and any Membership Interests that would be characterized as "profits interests" for U.S. federal income tax purposes to Company employees or others who provide services to or on behalf of the Company (such profits interests, "ADDITIONAL PROFITS INTERESTS"), with such obligations to make Capital Contributions and such special rights and preferences as to distributions, voting and other matters, and in such separate classes and series, as may be approved by the Board of Directors, and EXHIBIT A and this Agreement shall be amended appropriately to reflect the same (without requiring the consent of any Member). The issuance of new or additional Membership Interests that have corresponding Percentage Interests shall dilute on a PRO RATA basis the aggregate Percentage Interest of the Membership Interests outstanding immediately prior to such issuance. The issuance of new or additional Voting Membership Interests shall dilute on a PRO RATA basis the voting power of the Voting Membership Interests outstanding immediately prior to such issuance.

                  (b) The Company shall not recognize any potential new Member unless and until (i) such Person shall have executed and delivered a counterpart of this Agreement (as modified or amended from time to time), (ii) such Person shall have executed and delivered a document setting forth its notice address and such other instruments as the Board of Directors, in its discretion, may deem necessary to confirm the undertaking of such Person to be bound by all the terms and provisions of this Agreement and (iii) such Person has made payment in full for its Membership Interests.

                  (c) Only the Persons named in EXHIBIT A of this Agreement or subsequently admitted to the Company as Members as provided in this Section
3.3 shall be considered Members, and the Company need deal only with the Members so named and so admitted. The Company shall not be required to deal with any other Person by reason of a Transfer by a Member, except as otherwise provided in this Agreement.

         3.4 WITHDRAWAL OF MEMBERS. Except as expressly provided in Sections 9.10, 9.11 and 9.12 or in connection with a Transfer of all of the Membership Interests held by any Member that is not prohibited by this Agreement, no Member shall have the right to withdraw from the Company except with the consent of the Board of Directors and upon such terms and conditions as may be specifically agreed upon between the withdrawing Member and a majority of the Board of Directors (which majority, if the withdrawing Member is a Triarc Affiliated Party, must include at least one Authorized Sachs Director unless there are no Sachs Directors at such time). The provisions hereof with respect to distributions upon withdrawal are exclusive, and no Member shall be entitled to claim any further or different distribution upon withdrawal under Sections 35-60 or 35-65 of the Act or otherwise.

         3.5 LIABILITY TO THIRD PARTIES. No Member or Director shall have any personal obligation for any obligations, losses, debts, claims, expenses or encumbrances (collectively, "liabilities") of or against the Company or its assets, whether such liabilities arise in contract, tort, or otherwise, except to the extent that any such liabilities are expressly assumed in writing by such Member or Director or as otherwise provided in this Agreement.

         3.6 POWERS. The Board of Directors shall be responsible for the management of the business and affairs of the Company, except as such matters are expressly reserved to the Members herein or by non-waivable provisions of the Act.

         3.7 BANK ACCOUNTS. From time to time, the Board of Directors may designate a Person or Persons, whether or not such Persons be Members, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit; obtain access to the Company safety deposit box or boxes; and generally sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

         3.8      ACTIONS BY THE MEMBERS; MEETINGS; QUORUM; MAJORITY.

                  (a) All actions of the Members having a right to vote shall be taken by a vote of such Members, and each Member having a right to vote shall have a vote in proportion to its respective Voting Membership Interests percentage at the time of the action taken. For all purposes of this Agreement and the Articles of Organization, a Member having the right to vote must vote its entire Voting Membership Interests in the same manner and may not split votes. The Members may vote, approve a matter or take any action by the vote of Members at a meeting, in person or by proxy. No provision of this Section 3.8(a) shall be read or understood to grant voting rights to holders of Class B Interests or any other Members that do not hold Voting Membership Interests.

                  (b) For any meeting of any class of Members, the presence in person or by proxy of Members holding a majority of the Voting Membership Interests held by such class at the time of the action taken constitutes a quorum for the transaction of business. Except (i) as otherwise required by law and (ii) as otherwise expressly provided in this Agreement, any action required to be approved by the Members shall be deemed approved if such action receives the affirmative vote of Members holding a majority in interest of the Voting Membership Interests.

         3.9 ACTION BY WRITTEN CONSENT. Any action may be taken by the Members without a meeting if authorized by the written consent of Members holding the requisite percentage of Voting Membership Interests required by this Agreement to approve the action.

         3.10 TELEPHONIC MEETINGS. Meetings, if called, may be held by conference telephone call, in person, or in person with any number of Members entitled to vote participating by conference telephone call.

         3.11 PLACE OF MEETINGS OF MEMBERS. Any annual or special meetings of the Members holding Voting Membership Interests shall be held at any place designated by a majority of the Directors then in office, or, if no such place is designated, then at the principal executive office of the Company.

         3.12 NOTICE OF ANNUAL MEETINGS. Written notice of any annual meeting, signed by a majority of the Directors then in office, or by such other Person or Persons as the Board of Directors shall designate, shall be given to each Member entitled to vote at the meeting, either personally, by mail or by other means of written communication, charges prepaid, addressed to each Member at its address appearing on the books of the Company or disclosed to the Company for the purpose of notice. All such notices shall be sent to each Member entitled thereto not less than ten days nor more than 60 days before such annual meeting, and shall specify the place, the day and the hour of such meeting.

         3.13 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called at any time by a majority of the Directors then in office or by Members holding a majority in interest of the Voting Membership Interests. Except as expressly provided by statute, notice of such special meetings shall be given to each Member entitled to vote at the meeting not less than ten days nor more than 30 days before such meeting, and otherwise in the same manner as for annual meetings of Members. Notices of any special meetings shall specify, in addition to the place, day and hour of such meetings, the purpose or purposes for which the meeting is called.

         3.14 WAIVER OF NOTICE. The actions taken at any meeting of the Members without notice shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Members entitled to vote and not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records or made a part of the minutes of the meeting.

         3.15 ORGANIZATION. At each meeting of Members, the chairman, or if there is no chairman or if there be one and the chairman is absent, a Director designated by a majority of the Directors then in office, shall act as chairman of the meeting. The secretary, or if there is no secretary or if there be one and the secretary is absent, any person chosen by the presiding chairman of the meeting, shall act as secretary of the meeting.

         3.16 ADJOURNED MEETINGS AND NOTICE THEREOF. Any Members' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the Members present in person or represented by proxy and entitled to vote thereat, but in the absence of a quorum no other business may be transacted at any such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting. However, when any Members' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

         3.17 AUTHORITY. No Member shall have authority to act for and on behalf of or to bind the Company solely by virtue of being a Member of the Company and in the absence of a resolution of the Board of Directors expressly authorizing the same, a Member, in its capacity as such, shall not execute any agreement or enter into any understanding, oral or written, in the name of, on behalf or otherwise binding the Company. A Member who breaches this provision shall be liable to the Company and the other Members for such breach.

                                   ARTICLE IV

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         4.1      CAPITAL ACCOUNTS.

                  (a) A separate capital account (a "CAPITAL ACCOUNT") shall be maintained for each Member in accordance with Regulation section 1.704-1(b)(2)(iv), and this Section 4.1 shall be interpreted and applied in a manner consistent therewith. Each Member's Capital Account shall be increased by the amount of: (A) such Member's cash contributions, and fair market value (as reasonably determined in good faith by the Board of Directors) of property contributions, to the capital of the Company pursuant to Section 4.2; (B) any Net Income or other item of income or gain allocated to such Member pursuant to Sections 5.3 or 5.4; and (C) Company liabilities, if any, assumed by such Member or secured, in whole or in part, by any Company assets that are distributed to such Member. Each Member's Capital Account shall be decreased by the amount of:
(A) cash and the fair market value (as reasonably determined in good faith by the Board of Directors) on the date of distribution of any other Company property distributed to such Member pursuant to Sections 5.1 and 5.2 and Article X; (B) any Net Loss or other item of loss or deduction allocated to such Member pursuant to Sections 5.3 or 5.4; and (C) liabilities, if any, of such Member assumed by the Company or secured, in whole or in part, by any assets contributed to the Company by such Member. The Company shall also maintain a separate sub-Capital Account with respect to each Member's Classes of Interests, which shall be maintained in accordance with the principles governing the Members' Capital Accounts.

                  (b) As of the Closing Date, the Capital Account balance of each Member with respect to Class A Interests and Class B Interests shall be an amount, determined separately with respect to each such Class of Interest, equal to the product of (A) the Closing Date Value, and (B) a fraction, the numerator of which is the Percentage Interest with respect to such Class of Interest, and the denominator of which is the aggregate Percentage Interests with respect to all Class A Interests and Class B Interests of the Members. As of the Closing Date, the Capital Account balance of each Member with respect to Class C Profits Only Interests shall be zero (0). The Capital Account balances determined pursuant to this Section 4.1(b) shall be set forth on EXHIBIT B (as amended from time to time to take into account adjustments to the Closing Date Value).

                  (c) Notwithstanding any provision contained herein to the contrary, no Member shall be required to restore any negative balance in its Capital Account.

         4.2 CONTRIBUTIONS. The amount of contributions to the capital of the Company that have been made in respect of the outstanding Membership Interests through the date hereof (herein "CAPITAL CONTRIBUTIONS") are as specified on EXHIBIT A. The amount of all cash and fair market value (as reasonably determined in good faith by the Board of Directors) of non-cash Capital Contributions made by Members shall be set forth on EXHIBIT A. Additional Capital Contributions to the Company shall be made in accordance with
Section 3.3 and subject to the other provisions of this Agreement. No Member holding Class A Interests, Class B Interests or Class C Profits Only Interests shall at any time be required to make any additional Capital Contributions to the Company with respect to such Membership Interests. Notwithstanding anything to the contrary herein, as of the Closing Date, Triarc shall succeed to the amount of Capital Contributions associated with the Purchased Interests as set forth on EXHIBIT A. No Member shall be entitled to any interest or compensation with respect to its Capital Contribution or any services rendered on behalf of the Company except as specifically provided in this Agreement or approved by the Board of Directors. No Member shall have any liability for the repayment of the Capital Contribution of any other Member and each Member shall look only to the assets to the Company for return of its Capital Contribution.

                                    ARTICLE V

                                  DISTRIBUTIONS

         5.1      DISTRIBUTION OF COMPANY FUNDS.

                  (a) Subject to Section 10.3, the Company shall make distributions to the Members holding Preferred Membership Interests in respect of Unpaid Preferred Return amounts and Unreturned Preferred Contribution amounts as required by the terms of their Preferred Membership Interests.

                  (b) Subject to Sections 5.1(a) and 10.3, on a quarterly basis the Company shall distribute an amount to the Members computed separately with respect to each Class of Interests held by a Member PRO RATA in proportion to the excess, if any, of (x) Tax Liability with respect to each Class of Interests for the Taxable Year (or portion thereof) that includes such quarter, over (y) the aggregate amount distributed to each such Member with respect to such Class of Interests for the Taxable Year that includes such quarter pursuant to this Section 5.1 (other than Section 5.1(a)) ("TAX ADVANCES"); PROVIDED, HOWEVER, that, if the Closing Date occurs after July 16, 2004, no Tax Advances shall be made by the Company during the period commencing on the Closing Date and ending on March 1, 2005; PROVIDED, FURTHER that if the Closing Date occurs after July 16, 2004 but before January 1, 2005, then on March 1, 2005, the Company shall, to the extent of Available March 1, 2005 Cash, distribute an amount to the Members computed separately with respect to each Class of Interests held by a Member in proportion to, and to the extent of, the Tax Liability with respect to each Class of Interests for the tax period beginning on the date immediately following the Closing Date and ending on December 31, 2004, and such distributed amounts shall be treated as Tax Advances for all purposes of this Agreement. All Tax Advances made on behalf of a Member with respect to such Class of Interests shall reduce the amount of the next succeeding distribution or distributions which would otherwise have been made to such Member with respect to such Class of Interests (including any distributions made pursuant to Sections 9.10(e) and 9.11(g) but excluding distributions under Section 5.1(a)) or, if such distributions are not sufficient for that purpose, shall reduce the proceeds of liquidation otherwise distributable under Sections 10.3(e) and 10.3(f) with respect to such Class of Interests to such Member. To the extent that an amount otherwise distributable to a Member is so applied, it shall be treated for all purposes hereof as if such amount had actually been distributed to such Member with respect to such Class of Interests pursuant to Sections 5.1(c), 9.10(e), 9.11(g), 10.3(e) or 10.3(f), as the case may be.

                  (c) Subject to Sections 5.1(a), 5.1(b) and 10.3 and subject to any limitations or restrictions contained in any financing arrangements of the Company or any of its Subsidiaries (which limitations or restrictions the Board of Directors shall instruct management of the Company and its Subsidiaries to use commercially reasonable efforts to attempt to limit in connection with entering into any such financing arrangements) or applicable law (including the Act):

                           (i) During such time as a Sachs Affiliated Party is a Member, within 90 days after the end of each fiscal year of the Company, the Company shall distribute, PRO RATA to the Members with respect to each Class of Interests in proportion to their Percentage Interests, 100% of the Available Net Cash of the Company for the fiscal year most recently completed; PROVIDED, that to the extent any portion of such Available Net Cash was invested by the Company or any of its Subsidiaries in Permitted Investments, the Company instead shall distribute to the Members with respect to each Class of Interests (to the extent such Member is permitted under applicable law to receive such in-kind distribution) such Member's PRO RATA portion of such Permitted Investments (PRO RATA among all classes and types of such Permitted Investments) with respect to such Class of Interests in proportion to their Percentage Interests and, if such Member is not permitted under applicable law to receive such in-kind distribution or if it would be more practicable for the Company to liquidate any such Permitted Investments prior to such distribution, the Company shall seek to liquidate the Permitted Investments that would have been distributed to such Member and promptly thereafter distribute to such Member the net proceeds therefrom; and

                           (ii) the Company may make further distributions to the Members in such amounts and at such times as determined by the Board of Directors PRO RATA to the Members with respect to each Class of Interests in proportion to their Percentage Interests.

Distributions under this Section 5.1(c) to Members that hold Profits Interests shall be limited as reasonably determined in good faith by the Board of Directors (including by limiting such distributions to the Company's net profits earned subsequent to the issuance of such Profits Interest) so that in the reasonable, good faith judgment of the Board of Directors such Profits Interest qualifies as a "profits interest" for U.S. federal tax purposes (and any amounts that would have been distributed with respect to such Profits Interest but for this sentence shall instead be distributed to the Members with respect to each Class of Interests in proportion to their Percentage Interests, subject to the limitation provided in this sentence) ("PROFITS INTEREST LIMITATION"). Notwithstanding anything to the contrary set forth in this Agreement, if at or prior to the time a distribution to a Member (the "SET-OFF MEMBER") under Sections 5.1(c)(i) or 5.1(c)(ii) is to be made, Triarc has notified the Board of Directors and such Member in writing that such Member owes a payment to an Indemnified Purchaser Party (as defined in the Purchase Agreement) in respect of such Member's indemnification obligations under the Purchase Agreement and the provisions of Section 11.9 of the Purchase Agreement are applicable to such payment, the Company, in lieu of making such distribution to such Member, shall instead make such distribution to Triarc or to such other Person as directed in writing by Triarc to the extent of the amount of such payment then due and owing (a "SET-OFF PAYMENT"); PROVIDED, however, that in the case of a judgment or award that is not final and is subject to appeal and such Member has indicated in writing to the Board of Directors that it intends to pursue an appeal (a "PRELIMINARY JUDGMENT"), such Set-Off Payment shall be deposited into an account designated by an escrow agent to be mutually reasonably agreed upon by such Member or, if the indemnification amount is owed by more than one Seller (as defined in the Purchase Agreement), the Sellers Representative (as defined in the Purchase Agreement), and Triarc and on customary terms and conditions mutually reasonably acceptable to such Member or, if the indemnification amount is owed by more than one Seller (as defined in the Purchase Agreement), the Sellers Representative, and Triarc. Upon entry of a final non-appealable judgment or award by a court of competent jurisdiction, arbitrator or other tribunal with respect to such Preliminary Judgment (a "FINAL JUDGMENT"), any Set-Off Payment deposited into such an account shall be either paid to such Member or to Triarc in accordance with such Final Judgment. The Members agree and acknowledge that any Set-Off Payment shall be treated as a distribution to the Set-Off Member for all purposes of this Agreement, and shall not reduce Triarc's Capital Account balance.

                  (d) No Member shall be entitled to any distribution or payment with respect to its interest in the Company upon the resignation or withdrawal of such Member except as otherwise provided in this Agreement. No Member shall be entitled to any distribution under this Agreement with respect to a Profits Interest to the extent such distribution would create, or increase, a deficit in such Member's sub-Capital Account balance with respect to such Profits Interest. Distributions may be limited and repayable as provided in the Act or other applicable law.

         5.2 DISTRIBUTION OF ASSETS IN KIND. Except as provided in Sections 5.1(c)(i), 9.10(e) or 9.11(g), no Member shall have the right to require any distribution of any assets of the Company to be made in whole or in part in-kind. No Member may be compelled to accept from the Company a distribution of any asset in-kind in lieu of a

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                                                                              31


proportionate distribution of cash being made to the other Members. If the Board of Directors determines to distribute assets of the Company in-kind, such assets shall be distributed on the basis of their respective fair market values as reasonably determined in good faith by the Board of Directors. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Board of Directors, receive separate assets of the Company, and not an interest as tenant-in-common with other Members so entitled in each asset being distributed. Except as provided in Sections 5.1(c)(i), 9.10(e) or 9.11(g), distributions in-kind need not be made on a PRO RATA basis but may be made on any basis which the Board of Directors determines in good faith to be reasonable under the circumstances.

         5.3      ALLOCATIONS OF NET INCOME AND NET LOSS.

                  (a) NET INCOME AND NET LOSS. Except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 5.4, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Members pursuant to Section 10.3 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 10.3 to the Members immediately after making such allocation, MINUS (ii) such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

                  (b) For United States federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Sections 5.3(a) and 5.4, except that items with respect to which there is a difference between adjusted tax basis and Carrying Value will be allocated in accordance with Section 704(c) of the Code, the Regulations thereunder and Regulation section 1.704-1(b)(4)(i) in a manner determined by the Board of Directors.

         5.4      SPECIAL ALLOCATIONS.

                  (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of Section 5.3, if there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulation sections 1.704-2(d) and 1.704-2(i)) during any Company Taxable Year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulation sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulation section 1.704-2(f). This Section 5.4(a) is intended to comply with the minimum gain chargeback requirements in such Regulation sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Regulation sections 1.704-2(f) and 1.704-2(i)(4).

                  (b) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly received any adjustments, allocations or distributions described in Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible. This
Section 5.4(b) is intended to comply with the "qualified income offset" requirement in such Regulation section and shall be interpreted consistently therewith.

                  (c) GROSS INCOME ALLOCATIONS. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; PROVIDED, that an allocation pursuant to this Section 5.4(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Section 5.3 and this Section 5.4 have been tentatively made as if Section 5.4(b) and this Section 5.4(c) were not in this Agreement.

                  (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated to the Members in proportion to their Percentage Interests.

                  (e) MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulation section 1.704-2(j).

                  (f) REGULATORY COMPLIANCE. The provisions of Sections 4.1, 5.2 and 5.3 and this Section 5.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. The Board of Directors shall be authorized to make appropriate amendments to the allocations of items pursuant to Section 5.3 if necessary in order to comply with Section 704 of the Code or applicable Regulations thereunder; PROVIDED, that no such change shall have an adverse effect upon the amount distributable to any Member pursuant to this Agreement.

                  (g) CURATIVE ALLOCATIONS. The allocations set forth in Sections 5.4(a), 5.4(b), 5.4(c), 5.4(d) and 5.4(e) (the "REGULATORY
ALLOCATIONS") are intended to comply with certain requirements of the Regulations. The Board of Directors is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of income, gain, loss or deductions pursuant to this
Section 5.4(g) in whatever manner it reasonably and in good faith determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all items of income, gain, loss or deduction were allocated pursuant to Section 5.3. In exercising its discretion under this
Section 5.4(g), the Board of Directors shall take into account future Regulatory Allocations under Section 5.4(a) that, although not yet made, are likely to offset other Regulatory Allocations made under Sections 5.4(d) and 5.4(e).

                  (h) ADJUSTMENTS OF CAPITAL ACCOUNTS. The Capital Accounts of the Members may at the discretion of, and in the manner reasonably determined in good faith by, the Board of Directors, be adjusted in accordance with Regulation section 1.704-1(b)(2)(iv)(f), and thereafter maintained in accordance with Regulation section 1.704-1(b)(2)(iv)(g), to reflect the fair market value of Company property as reasonably determined in good faith by the Board of Directors whenever an interest in the Company is relinquished to the Company, upon the issuance of a new or additional interest for more than a de minimis capital contribution to the Company, upon the issuance of any Profits Interests, or upon a liquidation of the Company, and shall be adjusted in accordance with Regulation section 1.704-1(b)(2)(iv)(e) in the case of a distribution of more than a de minimis amount of property (other than cash).

         5.5 CERTAIN TAX MATTERS.(a) The Members agree and acknowledge that the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code (the "TAX MATTERS PARTNER") shall be Triarc for all taxable years of the Company that end after the close of the 2004 Short Year, and that Sachs (as the sole grantor of the Gregory H. Sachs Revocable Trust under Declaration of Trust dated April 24, 1998, which trust is the sole member of SCM, a disregarded entity for United States federal tax purposes) has been, and shall be, the Tax Matters Partner of the Company for all taxable years of the Company that end on or before the close of the 2004 Short Year (such taxable years, "PRE-CLOSING TAX PERIOD"). The Tax Matters Partner shall have the authority to represent the Company in connection with any audit, claim for refund or administrative or judicial proceeding involving any asserted tax liability or refund with respect to the Company or the Members in their capacity as such (any such audit, claim for refund, or proceeding relating to an asserted tax liability or refund referred to herein as a "CONTEST"); PROVIDED, that, with respect to any Contest related to a Pre-Closing Tax Period, Triarc shall have the right to participate in such Contest at its own expense, and Sachs shall not be able to settle, compromise and/or concede any portion of such Contest that is reasonably likely to give rise to gain or gross income (or loss of deduction or adverse effect on any tax attribute), including any timing differences, with respect to Triarc, or of the Company for any taxable year that ends after the close of the 2004 Short Year in excess of $500,000, without the consent of Triarc, which consent shall not be unreasonably withheld or delayed; PROVIDED, further, that with respect to any Contest related to any taxable year of the Company that begins after the close of the 2004 Short Year, Triarc shall consult with Sachs regarding the settlement, compromise and/or concession any portion of such Contest that is reasonably likely to have a material effect on the tax liability of any Sachs Affiliated Party or any Roberts Affiliated Party. Triarc shall be entitled to be reimbursed by the Company for all costs and expenses incurred by it as the Tax Matters Partner in connection with any administrative or judicial proceeding affecting tax matters of the Company and the Members in their capacity as such and to be indemnified by the Company (solely out of Company assets) with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding. Sachs shall not be entitled to be reimbursed by the Company for any costs or expenses incurred by him as the Tax Matters Partner in connection with any administrative or judicial proceeding affecting tax matters of the Company and the Members in their capacity as such, or to be indemnified by the Company with respect to any action brought against him in connection with any judgment in or settlement of any such proceeding. Any Member who enters into a settlement agreement with respect to any Company item shall notify the Tax Matters Partner of such settlement agreement and its terms within 30 days after the date of settlement. This provision shall survive any termination of this Agreement.

                  (b) Within 45 days after the end of each Taxable Year, or as soon as reasonably practicable thereafter, the Company shall furnish to each Member such information (including completed schedule K-1s) regarding the amount of such Member's share in the Company's taxable income or loss for such year, in sufficient detail to enable such Member to prepare its United States federal, state and other tax returns. In addition, the Company shall timely furnish to each Member sufficient information as is reasonably requested to enable such Member to comply with any estimated income tax payment requirements.

                  (c) The Members agree and acknowledge that the Company's 2004 Taxable Year for U.S. federal income tax purposes shall close on the date of Triarc's purchase of the Purchased Interests under Section 708 of the Code ("2004 SHORT YEAR"). The Company shall cause an election under Section 754 of the Code (and any comparable provision of state, local or foreign law) to be in effect with respect to the 2004 Short Year, and neither the Company nor any Member shall take any position inconsistent therewith for any tax purposes, unless otherwise required by a change in law or a final determination in a judicial proceeding.

                  (d) Sachs shall prepare and file all income tax returns and all amended income tax returns (including IRS Form 1065 and related schedules) for all Taxable Years that end on or before the close of the 2004 Short Year in the ordinary course of business and consistent with past practice, unless otherwise approved by the Board of Directors; PROVIDED, that in doing so, Sachs shall not be permitted to take any position in any such income tax return or amended income tax return which could affect the consequences of the Company's election under Section 754 of the Code with respect to Triarc's Purchased Interests, without the consent of Triarc, which consent shall not be unreasonably withheld or delayed; PROVIDED FURTHER, that in doing so, Sachs shall not be permitted to amend any income tax return if such amendment is reasonably likely to affect the tax liability of Triarc, or of the Company, for any taxable year that ends after the close of the 2004 Short Year, without the consent of Triarc, which consent shall not be unreasonably withheld or delayed.

                  (e) TAX WITHHOLDING. To the extent the Company is required by applicable law to withhold or to make tax payments on behalf of or with respect to any Member (E.G., backup withholding) ("WITHHOLDING ADVANCES"), the Company may withhold such amounts and make such tax payments as so required. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the prime rate, as announced by Citibank, N.A., plus 2%, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member's Capital Contributions or Capital Account balance), or (ii) with the consent of the Board of Directors, in its sole discretion, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. If repayment of a Withholding Advance is made by a Member pursuant to clause (ii), such Member shall not be required to pay any interest thereon. Notwithstanding the foregoing, whenever repayment of a Withholding Advance by a Member is made as described in clause (ii), for all other purposes of this Agreement such Member shall be treated as having received all distributions unreduced by the amount of such Withholding Advance. Each Member hereby agrees to fund, and otherwise reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto) (it being understood that no such funding or reimbursement shall increase such Member's Capital Contributions or Capital Account balance).

                                   ARTICLE VI

                  CONFLICTS OF INTEREST; COMPANY OPPORTUNITIES

         6.1 TRANSACTIONS WITH INTERESTED PERSONS. Except as otherwise provided in this Agreement and subject to Section 6.2 and Section 7.7, (i) no contract or transaction between the Company or any of its Subsidiaries and one or more of its Members or Directors, or between the Company or any of its Subsidiaries and any other Person in which one or more of its Members or Directors have a financial interest or are directors, partners, managers, advisers, Directors, officers, shareholders or members, shall be prohibited or deemed to be void or voidable solely because of the financial interest of the Member(s) or Director(s) in such contract or transaction and (ii) the fact that a Director, a Member, or any Affiliate of either of them directly or indirectly owns an interest in, has any right to receive any payment with respect to, or is otherwise connected with any Person with which the Company or any of its Subsidiaries has dealings, shall not preclude such dealings or make them void or voidable; PROVIDED, HOWEVER, that such interest shall be disclosed to the Company and each of the other Directors. Neither the Company or any of its Subsidiaries nor any Member shall have any rights in or to such dealings or any payments or profits derived therefrom. Except as provided in Sections 6.2 and 11.2, no Director or Member or any of their respective Affiliates shall be obligated to present any particular investment or business opportunity to the Company even if it is of a character which, if presented, could be taken by the

Company, and each of them shall have the right to take for its own account or to recommend to other individuals or entities any such particular investment or business opportunity.

         6.2      COMPANY OPPORTUNITIES.

                  (a) In the event that Triarc or any of its controlled Affiliates desires to pursue a Company Opportunity, Triarc shall, prior to engaging in, or entering into any agreement in principle with respect to the material terms and conditions relating to, such Company Opportunity, deliver a written notice to the Company and Sachs presenting such Company Opportunity to the Company. Such written notice shall include a reasonably detailed summary of the Company Opportunity, including (i) the material terms and conditions of the Company Opportunity and (ii) the estimated capital required to pursue such Company Opportunity and the proposed financing plan related thereto, in each case, as is known by Triarc at such time. Triarc shall promptly deliver to the Company and Sachs all term sheets or summaries of the material terms of such Company Opportunity exchanged by the parties to such Company Opportunity. Triarc shall notify the Company and Sachs from time to time of any subsequent material developments with respect to such Company Opportunity, including any changes to the material terms and conditions thereof and the proposed financing plan therefor. Triarc shall provide the Company and Sachs with written notice of the anticipated date on which Triarc expects to commence engaging in such Company Opportunity or execute and deliver the definitive agreements related to such Company Opportunity no earlier than ten Business Days prior to such anticipated date (the "FINAL NOTICE"). The Company shall have the right to pursue or decline such Company Opportunity, together with the proposed financing plan related thereto (whether in the form of the incurrence by the Company or any of its Subsidiaries of any Indebtedness or the issuance by the Company or any of its Subsidiaries of any Securities), exercisable by Sachs on behalf of the Company, by delivering written notice of acceptance thereof (the "ACCEPTANCE NOTICE") or a written notice of rejection thereof (the "REJECTION NOTICE"), as the case may be, to Triarc at any time prior to five Business Days after receipt of the Final Notice. Notwithstanding anything to the contrary set forth in this Agreement, Triarc shall be free to pursue such Company Opportunity outside of the Company, and to enter into definitive agreements related to such Company Opportunity, on terms and conditions taken as a whole that are not materially more favorable to Triarc than those set forth or described in the Final Notice if:

                           (i) Sachs fails to deliver an Acceptance Notice or delivers a Rejection Notice, in either case in accordance with
         Section 6.2(a); or

                           (ii)     at any time after Sachs delivers an
         Acceptance Notice in accordance with Section 6.2(a) and prior to five Business Days after receipt of the Final Notice, Sachs delivers a Rejection Notice.

                  (b) In the event that Triarc or any of its controlled Affiliates consummates an acquisition of any Person (whether pursuant to (A) the acquisition of the direct or indirect beneficial ownership of at least 20% of the Voting Stock of, after giving effect to which no "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) would be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater percentage of such Voting Stock or have the ability to elect (by contract or otherwise) a greater number of directors (or the equivalent) of such Person than would be enjoyed, directly or indirectly, by Triarc and its controlled Affiliates, (B) the acquisition of the ability (whether by ownership of Voting Stock or by contract) to elect a majority of the board of directors (or the equivalent) of, (C) the acquisition (in one transaction or a series of related transactions) of all or a substantial part of the assets of, or (D) a merger, consolidation or other business combination with, such Person) that is, but is not primarily, engaged in the provision of Investment Management Services, Triarc shall deliver a written notice to the Company and Sachs offering the Company the right to negotiate to acquire the Investment Management Services business of such Person on such terms and conditions as may be mutually agreed upon by Triarc and Sachs (on behalf of the Company) to the extent Triarc or its controlled Affiliate is able to cause such Person to do so. Within five Business Days after delivery of such notice, Sachs (on behalf of the Company) shall deliver a written notice to Triarc indicating whether or not the Company is interested in acquiring such business. If the Company is so interested, Triarc and Sachs (on behalf of the Company) shall negotiate in good faith the terms and conditions of the acquisition of such business by the Company for a period of 45 days, which period may be mutually extended for a reasonable period at the request of Sachs, if Triarc and Sachs (on behalf of the Company) continue to negotiate in good faith at the end of such period. Triarc and its controlled Affiliates shall have no further obligations under this Section 6.2(b) if Triarc and Sachs (on behalf of the Company) are not able to mutually agree on such terms and conditions prior to the end of such 45 day period (as may be extended).

                  (c) Triarc's obligations pursuant to Sections 6.2(a) and 6.2(b) shall cease upon the earliest to occur of (i) a Triarc Change in Control,
(ii) a Triarc Key Person Event, (iii) the Sachs Directors ceasing to have the separate right to approve any Extraordinary Matter under Section 7.2(d) and (iv) Sachs ceasing to be the Chairman and Chief Executive Officer of the Company and its Subsidiaries. If after Triarc's obligations pursuant to Sections 6.2(a) and 6.2(b) terminate, Triarc (or any officer, employee, director, agent, stockholder, member, partner or other Affiliate of Triarc) acquires knowledge of a Company Opportunity, the Company shall have no interest in such Company Opportunity and no expectancy that such Company Opportunity be offered to the Company, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Company Opportunity to the Company, (ii) shall have the right to hold any such Company Opportunity for its (and/or its officers', directors', agents', stockholders', members', partners' or Affiliates') own account or to recommend, sell, assign or transfer such Company Opportunity to Persons other than the Company, and (iii) shall not breach any fiduciary duty to the Company, in such Person's capacity as a Member, manager, Director or officer of the Company, by reason of the fact that such Person pursues or acquires such Company Opportunity for itself, directs, sells, assigns or transfers such Company Opportunity to another Person, does not communicate information regarding such Company Opportunity to the Company, or operates, engages in or is otherwise involved with such Company Opportunity.

                  (d) If Triarc (or any officer, employee, director, agent, stockholder, member, partner or other Affiliate of Triarc) acquires knowledge of a potential transaction, investment or matter other than a Company Opportunity (each, an "OTHER OPPORTUNITY"), the Company shall have no interest in such Other Opportunity and no expectancy that such Other Opportunity be offered to the Company, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Other Opportunity to the Company, (ii) shall have the right to hold any such Other Opportunity for its (and/or its officers', directors', agents', stockholders', members', partners' or Affiliates') own account or to recommend, sell, assign or transfer such Other Opportunity to Persons other than the Company, and (iii) shall not breach any fiduciary duty to the Company, in such Person's capacity as a Member, manager, Director or officer of the Company, by reason of the fact that such Person pursues or acquires such Other Opportunity for itself, directs, sells, assigns or transfers such Other Opportunity to another Person, does not communicate information regarding such Other Opportunity to the Company, or operates, engages in or is otherwise involved with such Other Opportunity.

                                   ARTICLE VII

                         BOARD OF DIRECTORS; MANAGEMENT

         7.1      DIRECTORS.

                  (a) Except as otherwise provided in this Agreement, including the delegations of power and authority set forth in Section 7.6, or by non-waivable provisions of the Act, the management of the Company's business shall be vested exclusively in a Board of Directors, composed of five Directors, and in such committees as the Board of Directors may from time to time establish. The Directors of the Company shall be the Company's "MANAGERS" as that term is used in the Act and shall have authority with respect to, among other things, the matters referred to in Sections 15-1(c)(3), (4), (5), (6) and
(7) or if the consent of the Members is required under the Act, such consent may be given by the holders of a majority in interest of the Voting Membership Interests. The Company and the holders of the Voting Membership Interests shall take all actions as may be required to ensure that the Board of Directors be comprised of the Directors designated as follows: (i) the holders of a majority in interest of the Voting Membership Interests included in the Sachs Interest (or Sachs, if there are no such holders at such time) shall be entitled to designate two Directors, each of whom shall be an individual actively involved in the day-to-day operations of the Company or one of its Subsidiaries (each, a "SACHS DIRECTOR"); PROVIDED, that the right of such holders (or Sachs, if there are no such holders at such time) to designate such Sachs Directors shall terminate if the Sachs Affiliated Parties have collectively Transferred (other than to Permitted Transferees) in excess of 50% of the Membership Interests held by SCM as of the Closing Date, including Transfers pursuant to Sections 9.10 or 9.11, and Sachs is no longer the Chairman and Chief Executive Officer of the Company, and (ii) the holders of a majority in interest of the Voting Membership Interests included in the Triarc Interest shall be entitled to designate the remaining Directors (each, a "TRIARC DIRECTOR"). The holders of a majority in interest of the Voting Membership Interests may determine to increase the number of Directors on the Board of Directors to reflect the Voting Membership Interests of any new or additional Membership Interests or for any other reason and may designate additional Directors; PROVIDED, that during such time as there are Sachs Directors, following any such increase, the Triarc Directors and the Sachs Directors shall comprise a majority of the Directors on the Board of Directors.

                  (b) Each Director shall hold office until his successor is chosen and shall have qualified, or until his earlier death, resignation or removal. A Director may be removed at any time, with or without cause, by resolution of the holders of a majority in interest of the Voting Membership Interests or with cause by resolution of a majority of the members of the Board of Directors; PROVIDED, HOWEVER, that (i) a Triarc Director may be removed at any time, without cause, only by resolution of the holders of a majority in interest of the Voting Membership Interests included in the Triarc Interest,
(ii) during such time as the holders of the Voting Membership Interests included in the Sachs Interest (or Sachs, if there are no such holders at such time) are entitled to designate the Sachs Directors, a Sachs Director may be removed at any time, without cause, only by resolution of the holders of a majority in interest of the Voting Membership Interests included in the Sachs Interest (or by Sachs, if there are no such holders at such time) and (iii) during such time as the holders of the Voting Membership Interests included in the Sachs Interest (or Sachs, if there are no such holders at such time) are entitled to designate the Sachs Directors, Sachs may be removed as a Sachs Directors at any time, with Cause, only if simultaneously therewith or prior thereto the Company has notified Sachs that it is terminating or has terminated for Cause Sachs' employment with the Company and its Subsidiaries. A vacancy in a position because of death, resignation, removal or other cause may be filled by the act of the holders of a majority in interest of the Voting Membership Interests; PROVIDED, HOWEVER, that (x) during such time as the holders of the Voting Membership Interests included in the Sachs Interest (or Sachs, if there are no such holders at such time) are entitled to designate the Sachs Directors, the vacancy in a Sachs Director position may only be filled by the holders of a majority in interest of the Voting Membership Interests included in the Sachs Interest (or by Sachs, if there are no such holders at such time) and (y) the vacancy in a Triarc Director position may only be filled by the holders of a majority in interest of the Voting Membership Interests included in the Triarc Interest. If a Director other than a Triarc Director ceases to be actively involved in the day-to-day operations of the Company or one of its Subsidiaries, then such Director shall immediately be deemed to have been removed as a Director of the Company and its Subsidiaries, without further action by the holders of the Voting Membership Interests.

                 (c) Each Director shall be entitled to cast one vote at any meeting of Directors, and shall be counted as one vote with respect to any action, consent or resolution of the Directors taken without a meeting.

                 (d) The Board of Directors shall meet at least four times per year. The non-management Directors shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Director shall perform his duties as a Director and exercise any rights consistent with the obligations of good faith and fair dealing and, until such time as no Sachs Affiliated Party is a Member, in a manner he reasonably believes to be in the best interests of the Company and all of its Members, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                  (e) Except as otherwise specifically provided by this Agreement, an action, proposal or resolution shall be approved and adopted by the Board of Directors only if it has received an affirmative vote from a majority of the Directors then holding office.

                  (f) Any action may be taken by the Board of Directors without a meeting if authorized by a written consent of the Directors satisfying the requirements of subsection (e) above.

                  (g) The Board of Directors may hold meetings, both regular and special, either within or without the State of Illinois. Regular meetings of the Board of Directors may be held with notice at such time and at such place as may from time to time be reasonably determined in good faith by the Board of Directors. Special meetings of the Board of Directors may be called by any Director then in office. Notice of regular and special meetings stating the place, date and hour of the meeting shall be given to each Director either by mail, e-mail, telephone or telegram not less than five Business Days before the date of the meeting.

                  (h) Whenever the giving of any notice to a Director is required by statute, the Articles of Organization or this Agreement, a waiver thereof, in writing, signed by the Director or Directors entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice unless so required by statute, the Articles of Organization or this Agreement.

                  (i) At all meetings of the Board of Directors, a majority of the total number of Directors then serving on the Board of Directors shall constitute a quorum for the transaction of business.

                  (j) Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection (j) shall constitute presence in person at such meeting.

                  (k) At each meeting of the Board of Directors, a chairman chosen by a majority of the Directors present shall preside. The secretary, or if there is

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                                                                              42


no secretary or if there be one and the secretary is absent, any person chosen by the presiding chairman of the meeting, shall act as secretary at each meeting of the Board of Directors.

                  (l) A majority of the Directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 7.1(g) other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

         7.2      POWERS OF THE DIRECTORS.

                  (a) The Board of Directors shall have the right and authority to take all actions which the Directors in good faith deem necessary, useful or appropriate for the management and conduct of the Company's business, including the right and authority to select, retain and compensate any accountants, counsel, advisors or consultants on behalf of the Company, any of its Subsidiaries, the Board of Directors or any committee of the Board of Directors, and the Board of Directors shall authorize one or more officers to act or refrain from acting on behalf of the Company and to enter into contracts and transactions on behalf of the Company.

                  (b) Except as otherwise specifically provided by this Agreement, the Directors acting by majority approval may exercise all powers of the Company and do all such lawful acts and things as are not by the Act, the Articles of Organization or this Agreement directed or required to be exercised, approved, or done by the Members.

                  (c) Prior to the beginning of each fiscal year of the Company and its Subsidiaries, the Board of Directors at a duly called meeting of the Board of Directors shall approve an operating budget of the Company and its Subsidiaries (the "ANNUAL BUDGET") for such fiscal year and a strategic operating plan of the Company and its Subsidiaries for such fiscal year (the "STRATEGIC PLAN").

                  (d) Notwithstanding any other provision of this Agreement, unless authorized by a majority of the Directors at a duly called meeting of the Board of Directors (which majority shall be required to include an Authorized Sachs Director) until the Sachs Affiliated Parties having collectively Transferred (other than to Permitted Transferees) in excess of 50% of the Membership Interests held by SCM as of the Closing Date, including Transfers pursuant to Sections 9.10 or 9.11), neither the Company nor any of its Subsidiaries shall be authorized to take, and shall not take, any action with respect to (i) the investment by the Company of Available Net Cash in any investment other than a Permitted Investment, (ii) the amendment of or modification to this Section 7.2(d) or Sections 2.4, 5.1(b), 5.1(c)(i), 6.2, 7.1(a), 7.1(b), 7.1(d), 7.6(a), 7.7, 7.9, 8.14, 8.15, Article IX (but only if such amendment or modification adversely affects the Sachs Affiliated Parties), 10.3 or 11.2 or of any of the defined terms used therein, (iii) the amendment of or modification to any other provision of this Agreement that materially adversely affects the Sachs Affiliated Parties in their capacity as Members in a manner different than the other Members or that adversely affects the substantive economic rights in their capacity as Members of the Sachs Affiliated Parties in a manner different than the other Members or
(iv) any issuance of Membership Interests that results in economic or voting dilution to any Sachs Affiliated Party that is disproportionate to the economic or voting dilution to any Triarc Affiliated Party, except for any such disproportionate result that arises by the fact that a Triarc Affiliated Party is acquiring Membership Interests in such issuance and such Sachs Affiliated Party failed to exercise its rights under Section 9.9 to participate in such issuance (each, an "EXTRAORDINARY MATTER"). Notwithstanding the foregoing, if an Authorized Sachs Director has not approved in the manner provided above any Extraordinary Matter submitted for authorization and Triarc has delivered a Call Option Notice irrevocably exercising its Call Option with respect to 100% of the Membership Interests held by the Sachs Affiliated Parties at such time pursuant to Section 9.10(c)(iv), then the Company and the Board of Directors shall be authorized to take any and all actions with respect to such Extraordinary Matter notwithstanding that such approval has not been obtained.

         7.3 RESIGNATION OF DIRECTOR. A Director may resign from his position as a Director at any time by notice to the Members. Such resignation shall be effective as set forth in such notice.

         7.4 EXPENSES. The Company shall reimburse the Directors for expenses reasonably incurred in carrying out their duties.

         7.5 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may, by resolution passed by a vote of a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors, a majority of which members shall be Triarc Directors, and for each committee other than the audit committee or compensation committee, one of which members shall be a Sachs Director (unless there are no Sachs Directors at such time). The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors passed as aforesaid, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided in this Agreement, including the limitations on Extraordinary Matters in Section 7.2(d). Unless otherwise specified in the resolution of the Board of Directors designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article VII.

         7.6      DELEGATION TO MANAGEMENT.

                  (a) Subject to the oversight of the Board of Directors, during such time as Sachs is the Chairman and Chief Executive Officer of the Company and its Subsidiaries, the officers of the Company shall be delegated the power and authority to manage the ordinary course of business operations, and oversee the "day-to-day" management, of the Company and its Subsidiaries in accordance with the Annual Budget and the Strategic Plan, including the right to enter into agreements on behalf of or otherwise bind the Company or any of its Subsidiaries in accordance with this Agreement (including Article VIII) in their capacity as officers and not as Members. Notwithstanding the foregoing delegation of authority, the officers of the Company shall not have any authority over the following matters, unless such matters have received the requisite authorization of the Board of Directors and then only to the extent as authorized and directed in a resolution of the Board of Directors with respect to thereto:

                           (i) any consolidation or merger of the Company or any of its Subsidiaries with or into any other Person or any recapitalization, reorganization or conversion (including, without limitation, any Conversion Transaction or Migration Transaction);

                           (ii) any sale, lease, transfer or conveyance of the assets of the Company or any of its Subsidiaries, in a single or series of related transactions, involving aggregate consideration in excess of $500,000, other than cash used to fund investments made in the ordinary course of business consistent with past practice (subject to Section 7.6(a)(vi));

                           (iii) the acquisition of any business, assets or property by the Company or any of its Subsidiaries, in a single or series of related transactions, involving aggregate consideration in excess of $1,000,000;

                           (iv) the making of any voluntary filing in respect of the dissolution or liquidation of the Company or any of its Subsidiaries;

                           (v) any incurrence of debt or issuance of equity by, or other capital raising transactions for, the Company or any of its Subsidiaries (other than the incurrence of any such debt having a principal amount of not greater than $500,000 in the aggregate in any fiscal year);

                           (vi) any investments by the Company or any of its Subsidiaries (other than in Liquid Assets as part of customary cash management in the ordinary course of business) in excess of $1,000,000 individually, or $5,000,000 in the aggregate in any 12 month period;

                           (vii) the entering into, or material amendment or termination of, any investment management, advisory or sub-advisory contract, or any other contract, agreement, arrangement or understanding (whether written or oral), pursuant to which each of the Company or its Subsidiaries provides or will provide Investment Management Services, or determining the terms of any securities offered or issued by, or the terms of any investment by any investors in, any Fund, including, without limitation, the Sumitomo Letter;

                           (viii) the entering into, or material amendment or termination of, any side letter agreement, trust agreement, confirmation pledge agreement, guaranty or any other agreement and/or instrument pursuant to which the Company or any of its Subsidiaries is obligated to pay, pledge, subordinate, or in any other manner, relinquish its rights to receive compensation (whether in the form of management fees, incentive fees, equity or otherwise) under any management or advisory agreement;

                           (ix) the material amendment of any presently existing or future debt agreements or instruments under which the Company or any of its Subsidiaries is a party;

                           (x) the declaration of any dividend or making of any distribution on, or repurchase or redemption of, any Membership Interest, by the Company or any of its Subsidiaries;

                           (xi) the hiring, firing, or compensation of any employee of the Company or any of its Subsidiaries whose annual compensation is in excess of $500,000;

                           (xii) the approval, amendment or termination of any employee benefit plan of the Company or any of its direct or indirect Subsidiaries (including permitting any employee (or any Affiliate or Immediate Family member of such employee) to have a direct or indirect economic interest in any collective investment vehicle or other product sponsored or managed by the Company or any of its Subsidiaries (other than as a result of an economic interest in the Company));

                           (xiii) the making of any loans or advances to any Person, other than advances of business expenses in the ordinary course of business consistent with past practice;

                           (xiv)    the entering into, or amendment or
         termination of, any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Securities Act);

                           (xv)     the entering into, or amendment or
         termination of, any contract pursuant to which the Company or any of its Subsidiaries may be expected to receive goods or services, or perform services (other than Investment Management Services, which are covered by clause (vii) above) or deliver goods, in excess of $250,000 individually or $2,000,000 in the aggregate in any fiscal year;

                           (xvi) any matter related to any contract or transaction between the Company and one or more of its Members or Directors, or between the Company and any other Person in which one or more of its Members or Directors have a financial interest or are directors, partners, managers, advisers, Directors, officers, shareholder or members, other than the entering into, or amendment or termination of, any employment agreement excluded from Section 7.6(a)(xi);

                           (xvii) the entering into any line of business other than the provision of Investment Management Services;

                           (xviii)  any amendment to this Agreement;

                           (xix) the approval of any capital expenditure to the extent such capital expenditure (together with all other capital expenditures during such fiscal year) would exceed the amount provided for in the Annual Budget in any fiscal year by an amount in excess of $100,000;

                           (xx) any change in the accounting methods or practices of the Company or any of its Subsidiaries or the termination of any independent auditor selected by Triarc in accordance with
         Section 11.3;

                           (xxi) the preparation, filing, or amendment, of any income tax return (including any IRS Form 1065 and related schedules), the making or revocation of any material tax election (including any election under Section 754 of the Code (or similar provision under foreign, state or local law)) or entering into any transaction (or series of transactions) or arrangement reasonably expected to result in a deferral of tax or a book-tax difference of more than $500,000 (determined on a gross basis), in each case with respect to a taxable year that ends after the close of the 2004 Short Year;

                           (xxii) any matter related to any governmental inquiries, other than a governmental inquiry of a routine nature;

                           (xxiii) any matter related to litigation seeking relief in excess of $100,000 or seeking equitable relief; and

                           (xxiv) any matter required by the Act to be taken by the entire Board of Directors.

                  (b) Notwithstanding any of the provisions of this Agreement to the contrary, all accounting, financial reporting and bookkeeping policies and procedures and legal, compliance and regulatory matters of the Company and any of its Subsidiaries shall be established in conjunction with policies and procedures as may be required by Triarc and under the general supervision of the Board of Directors. Without limiting the generality of the foregoing, for so long as any Triarc Affiliated Party owns any Triarc Interest, the Company shall, and shall cause its Subsidiaries to:

                           (i) establish a disclosure control committee and risk management committee comprised of the officers of the Company and its Subsidiaries;

                           (ii) establish and implement promptly such policies and procedures as Triarc shall request to enable Triarc to satisfy its accounting, financial reporting, bookkeeping and other obligations under applicable laws, rules and regulations (including those of any stock exchange or other self-regulatory organization), including its obligation under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the Securities and Exchange Commission pursuant thereto (as amended from time to time, the "SOA"), and the other requirements of the SOA with respect to the Company and its Subsidiaries, including establishing and maintaining adequate disclosure controls and procedures and internal controls over financial reporting as such terms are defined in the SOA and taking the actions specified on EXHIBIT D-1 in such form and manner and within the time period determined in each case by Triarc in its sole discretion;

                           (iii) require the directors, officers, employees, agents, consultants and representatives of the Company and its Subsidiaries to comply with such policies and procedures and to cooperate with and report to the appropriate directors, officers, employees, agents, consultants and representatives of Triarc; and

                           (iv)     provide in a timely manner all tax,
         accounting, financial and other information concerning the business and affairs of the Company and its Subsidiaries, and access to the properties, books, records and personnel of the Company and its Subsidiaries, in such form and manner and within the time period determined in each case by Triarc in its sole discretion.

                  (c) The officers of the Company shall report to the Board of Directors on a regular basis.

         7.7 TRIARC RELATED PARTY TRANSACTIONS. During such time as a Sachs Affiliated Party is a Member, the Company and its Subsidiaries, on the one hand, and Triarc, any of Triarc's controlled Affiliates (other than the Company or any of its Subsidiaries), any of Triarc's directors or officers or, to the actual knowledge of Triarc, any Immediate Family member of any of Triarc's directors or officers or any of their respective controlled Affiliates, on the other hand, shall not enter into any agreement or transaction (each, a "TRIARC RELATED PARTY TRANSACTION") except any Triarc Related Party Transactions that are reasonably determined in good faith by the Board of Directors to be (a) on terms, taken as a whole, not materially less favorable to the Company or such Subsidiary than could be obtained in a comparable arm's length transaction between the Company or such Subsidiary and a Person that is not an Affiliate of the Company or any of its Subsidiaries and
(b) entered into for a valid business purpose; PROVIDED, that if any such Triarc Related Party Transaction, together with all other Triarc Related Party Transactions after the Closing Date, involves an amount in excess of $10.0 million, until such time as no Sachs Affiliated Party is a Member, (x) Sachs may request a customary "fairness opinion," at the Company's expense, from an Investment Banking Firm selected in accordance with the Selection Procedures to determine whether such Triarc Related Party Transaction is fair, from a financial point of view, to (i) the Company and its Subsidiaries, taken as a whole, and its Members other than the Triarc Affiliated Parties (such determination of fairness to the Members to be made without regard to the fact that a Triarc Affiliated Party may receive in such transaction benefits that are not available to other Members in such transaction) or (ii) the Company and its Subsidiaries, taken as a whole (if such Investment Banking Firm will not deliver such an opinion with respect to the fairness from a financial point of view to the Company's Members other than the Triarc Affiliated Parties) and (y) such Triarc Related Party Transaction shall not be completed unless such a fairness opinion (as described in clause (i) or (ii)) is obtained. Notwithstanding anything to the contrary contained in this Section 7.7, none of the following shall constitute a Triarc Related Party Transaction:

                           (i) the exercise or enjoyment by any Person of its rights as a Member under this Agreement, including (by way of example and not limitation), the voting of its Voting Membership Interests, the receipt of distributions or other payments made in accordance with Article V or Article X, the appointment, removal or replacement of Directors, the exercise of preemptive rights under
         Section 9.9, the use of Confidential Information in accordance with
         Section 11.1 (Confidential Information), and actions taken in accordance with Sections 11.3 (Financial Information) or 11.6 (Conversion or Migration of the Company);

                           (ii) the exercise or enjoyment by Triarc of its rights as Tax Matters Partner under this Agreement;

                           (iii) the exercise or enjoyment by a Triarc Director of its rights under this Agreement, including (by way of example and not limitation), the making of decisions with respect to the management and policies of the Company and its Subsidiaries, the receipt of reimbursement of expenses under Section 7.4, and the receipt by any Covered Person of indemnification payments under Section 8.15; PROVIDED, that this exception shall not cause any agreement or transaction that independently would be a Triarc Related Party Transaction not to so be a Triarc Related Party Transaction (it being understood that this clause (iii) is not intended to modify the fiduciary duties of any Triarc Director as provided in this Agreement);

                           (iv) the exercise or enjoyment by Triarc of its rights to set-off or off-set under Section 5.1(c);

                           (v)      any transaction in compliance with Section
         6.2;

                           (vi) actions taken in connection with Sections 7.6(b) or 11.7;

                           (vii) (A) actions taken by the Company or any of its Subsidiaries with respect to any Fund in which any Person described in the first sentence of this Section 7.7 is a securityholder or investor if such actions affect such Fund generally and are not intended to benefit such Person disproportionately or (B) the exercise or enjoyment by any Person described in the first sentence of this
         Section 7.7 of its rights as a securityholder or investor in any Fund or (C) the investment in, or acquisition of securities of, any Fund, by any Person described in the first sentence of this Section 7.7 on terms generally available to other investors that have been determined by the officers of the Company or any of its Subsidiaries pursuant to the delegation of power under Section 7.6 (it being understood that this clause (vii) is not intended to modify the fiduciary duties of any Triarc Director as provided in this Agreement);

                           (viii) transactions, payments and the like in accordance with the terms of the Corporate Services Agreement, the Purchase Agreement or the Commitment Agreement, as in effect on the Closing Date or amended or modified with the consent of an Authorized Sachs Director, unless there are no Sachs Directors at such time; and

                           (ix) any transaction or agreement that would constitute a Triarc Related Party Transaction that has been approved by a majority of the Board of Directors (which majority must include at least one Authorized Sachs Director, unless there are no Sachs Directors at such time).

         7.8 BONUS POOLS. For purposes of bonuses payable in respect of the 2004 fiscal year, the methodologies used by the Company and its Subsidiaries as of the date of this Agreement to determine bonus pools and the terms and conditions of such bonus pools shall not be changed without the consent of a majority of the Board of Directors (which majority must include at least one Authorized Sachs Director, unless there are no Sachs Directors at such time).

         7.9 TERMINATION UPON QUALIFIED IPO OR COMPANY SALE. The provisions of this Article VII shall terminate and be of no further force and effect upon the consummation of the earlier to occur of a Qualified IPO or a Company Sale, except to the extent otherwise determined by holders of a majority in interest of the Triarc Interest.

                                  ARTICLE VIII

                                    OFFICERS

         8.1 NUMBER; TITLES; ELECTION; TERM; QUALIFICATION. The officers of the Company shall be a Chief Executive Officer, a President, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the Board of Directors shall determine), a treasurer and a secretary. The Company may also have a chairman, one or more assistant treasurers, one or more assistant secretaries, and such other officers as the Board of Directors may determine from time to time. Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal in accordance with this Agreement. Any two or more offices may be held by the same person. Officers need not be Members.

         8.2 RESIGNATION. Any officer may resign at any time upon written notice to the Company. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Company, if any.

         8.3 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors in their sole discretion. Election or appointment of any officer shall not of itself create contract rights.

         8.4 VACANCIES. Any vacancy occurring in the Presidency or any other officership of the Company may be filled by the Board of Directors.

         8.5 AUTHORITY. Officers shall have such authority and perform such duties in the management of the Company as are provided in this Agreement or as may be determined by resolution of the Directors.

         8.6 COMPENSATION. The compensation, if any, of officers or employees of the Company and its Subsidiaries which are described in Section 7.6(a)(xi) shall be fixed from time to time by the Board of Directors subject to any applicable employment or other agreement between the Company or any of its Subsidiaries and such officer or employee.

         8.7 VOTING SECURITIES OWNED BY THE COMPANY. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by a duly authorized (by the Board of Directors) officer of the Company and such officer may, in the name of and on behalf of the Company, take all such action as he may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present.

         8.8 CHAIRMAN. The Chairman, if one shall have been appointed, shall be a Director and shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.

         8.9 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the senior most executive officer of the Company and shall in general supervise and manage the ordinary course of business and operations, and oversee the "day to day" management, of the Company and its Subsidiaries in accordance with the Annual Budget and the Strategic Plan, subject to the direction and control of the Board of Directors.

         8.10 PRESIDENT. The President shall engage in the active management of the Company under the general supervision of the Chief Executive Officer and, in the absence of a Chief Executive Officer, shall be the Chief Executive Officer of the Company.

         8.11 OTHER OFFICERS. Any other officers appointed shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.

         8.12     CONTRACTS, CHECKS AND DEPOSITS.

                  (a) The Board of Directors may authorize any officer or officers to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general, limited as to the amount involved, or confined to specific instances.

                  (b) No loans shall be contracted on behalf of the Company or any of its Subsidiaries by any officer or Director; PROVIDED, that the Chairman, the Chief Executive Officer or the President may contract for loans on behalf of any of the Company or its Subsidiaries to the extent authorized by the Board of Directors. Such authority may be general, limited as to the amount involved, or confined to specific instances.

                  (c) All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers of the Company and in such manner as shall from time to time be reasonably determined by resolution of the Board of Directors.

                  (d) All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositories as the Board of Directors may select.

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                                                                              52


         8.13 EXPENSES. The Company shall reimburse the officers for expenses reasonably incurred in carrying out their duties.

         8.14 LIMITATION OF LIABILITY. No Director, officer, Member, Affiliate of any Member or shareholder, partner, member, employee, representative or agent of any Member or their respective Affiliates (each a "COVERED PERSON") shall be liable to the Company or to any other Covered Person for any act or omission (including the breach of any duty to the Company) performed or omitted by or on behalf of such Covered Person in a manner consistent with (i) the duty of good faith and fair dealing, (ii) acting in good faith reliance on the provisions of this Agreement and (iii) the duty of good faith that any contracting party owes to each other party to the contract (which the parties hereto agree extends as between the Members and between the Company and each Member, but does not extend to any Person other than the Company and the Members); PROVIDED, that such Covered Person was not guilty of gross negligence, intentional misconduct, theft or fraud with respect to such act or omission, or, if such act or omission is alleged to be criminal in nature, did not have reasonable cause to believe his conduct was unlawful. The duties of the Company and any Covered Person shall be limited to those set forth in this Agreement (including this Section 8.14), unless other duties are imposed by non-waivable provisions of the Act. Without limiting the generality of the foregoing, no Covered Person shall be liable to the Company or to any other Covered Person as a result of any error of judgment or of any grossly negligent act, error, mistake or omission, or as a result of the gross negligence, whether of omission or commission, dishonesty, or bad faith of any employee or agent of the Company. Each Director shall be subject to the duty of loyalty and the duty of care (until such time as no Sachs Affiliated Party is a Member) and shall be entitled to the benefit of the business judgment rule for all acts, omissions and determinations in his capacity as a Director hereunder, to the same extent as the directors of a solvent Delaware corporation are so entitled with respect to acts, omissions and determinations in their capacities as directors. Each Covered Person may consult with legal counsel selected by them and shall be fully protected, and shall incur no liability to the Company or to any other Covered Person, in acting or refraining from acting in good faith in reliance upon the opinion or advice of such counsel.

         8.15 INDEMNIFICATION. The Company shall defend, indemnify, and save harmless each Covered Person (other than a Member holding only Class C Profits Only Interests) who was or is a party or is threatened to be made a party to any threatened, pending or completed demand, action, suit or proceeding (each a "CLAIM") brought by or against the Company or otherwise, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such Covered Person is or was a Member, officer, employee or agent of the Company, or that such Covered Person is or was serving at the request of the Company as a partner, member, director, officer, trustee, employee or agent of another Person, from all loss, liability, damage, judgment, fine, amount paid in settlement, cost or expense (including reasonable attorneys' fees and disbursements) actually and reasonably incurred in connection with such Claim, except for such loss, liability, damage, judgment, fine, amount paid in settlement, cost, or expense as arises out of the theft, fraud, intentional misconduct or gross negligence by such Covered Person as

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                                                                              53


determined in a judgment or other final adjudication adverse to such Covered Person. Expenses incurred in defending any Claim to which indemnification is provided for under this Section 8.15 shall be paid by the Company in advance of the final disposition of such Claim, and not less often than monthly upon receipt of an undertaking by and on behalf of such Covered Person to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The indemnification provided by this Section 8.15 shall not be deemed exclusive of any other rights to indemnification to which such Covered Person may be entitled under any agreement, determination of the Members or otherwise. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section 8.15 shall continue for a Person who has ceased to be a Covered Person and inures to the benefit of the heirs, executors and administrators of such Person. The provisions of this
Section 8.15 shall be a contract between the Company, on the one hand, and each Covered Person (other than a Member holding Class C Profits Only Interests) who served in such capacity at any time while this Section 8.15 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No repeal or modification of this Section 8.15 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

         8.16 KEY PERSON AND DIRECTORS AND OFFICERS INSURANCE. The Company will maintain (i) key person life and disability insurance on such individuals, payable to (A) Triarc, (B) Sachs or any of his Affiliates or (C) the Company as beneficiary, as applicable and, in the case of any such insurance payable to the Company or Sachs or any of his Affiliates as beneficiary, in such amounts as reasonably determined by the Board of Directors from time to time and, in the case of any such insurance payable to Triarc as the beneficiary, in such amounts as are determined by Triarc; provided, the premiums therefor shall be paid by
(x) Triarc, (y) Sachs or any of his Affiliates or (z) the Company, as applicable, to the extent that Triarc, Sachs or any of his Affiliates or the Company, as applicable, is the named beneficiary thereof, and (ii) directors and officers insurance in such amounts as reasonably determined by the Board of Directors from time to time and payable to the Company as beneficiary.

                                   ARTICLE IX

                         TRANSFER OF MEMBERS' INTERESTS

         9.1 LIMITATION ON TRANSFER. No Member (other than any Triarc Affiliated Party) shall Transfer any Membership Interests or any right, title or interest therein or thereto, except for Transfers permitted under Section 9.2, 9.7, 9.8, 9.10, 9.11 or 9.12 and otherwise in accordance with the provisions of this Agreement, including Sections 9.3 and 9.4. Transfers by any Triarc Affiliated Party of any Membership Interests or any right, title or interest therein or thereto shall comply with the provisions of Section 9.4 and, to the extent applicable, Section 9.7. Any attempt to Transfer any Membership Interests or any rights, title or interests therein or thereto in violation of this
Section 9.1 shall be null and void AB INITIO.

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                                                                              54


         9.2 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 9.1, 9.3 and 9.4, at any time, (a) each Member who is an individual may Transfer all or a portion of its Membership Interests (for no value or consideration) to (i) an individual who is a member of such Member's Immediate Family, (ii) the heirs or legal representatives of any such deceased Member, (iii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Member or such Member's Immediate Family members or such deceased Member's heirs or legal representatives; PROVIDED, HOWEVER, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Membership Interests, no Person other than such Member or such Member's Immediate Family members or such deceased Member's heirs or legal representatives may be or may become trustees, beneficiaries, stockholders, partners or members thereof or
(iv) any Triarc Affiliated Party, and (b) each Member that is not an individual may Transfer all or a portion of its Membership Interests (for no value or consideration received directly or indirectly in connection with such Transfer, including as a result of any Transfer of any interests in such Affiliate) to (i) any of its Affiliates or (ii) any Triarc Affiliated Party; PROVIDED that SCM shall be permitted to Transfer all or a portion of its Membership Interests to any Person Sachs could Transfer such Membership Interests if he were a Member under clause (a) (the Persons referred to in the preceding clauses (a)(i), (ii) and (iii) and (b)(i) are each referred to hereinafter as a "PERMITTED TRANSFEREE"). A Permitted Transferee of Membership Interests pursuant to this
Section 9.2 may Transfer its Membership Interests pursuant to this Section 9.2 only to the Transferring Member (the "TRANSFEROR") or to a Person that is a Permitted Transferee of such Transferor.

         9.3 PERMITTED TRANSFER PROCEDURES. If any Member wishes to Transfer its Membership Interests to a Permitted Transferee under Section 9.2, such Member shall give notice to the Company of its intention to make such a Transfer not less than ten days (other than in the case of the death of such Member) prior to effecting such Transfer, which notice shall state the name and address of each Permitted Transferee to whom such Transfer is proposed, the relationship of such Permitted Transferee to such Member, and the number of Membership Interests proposed to be Transferred to such Permitted Transferee.

         9.4 TRANSFERS IN COMPLIANCE WITH LAW. Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this Article IX unless (a) the Transferee (if not already a Member) has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as EXHIBIT C, (b) the Transfer complies in all respects with the applicable provisions of this Agreement, (c) the Transfer complies in all respects with applicable federal, state and foreign securities laws, including the Securities Act, and (d) the Board of Directors shall have reasonably determined in good faith that such proposed Transfer, alone or together with other Transfers, will not cause the Company to be treated as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. If requested by the Board of Directors, an opinion of counsel to such Transferring Member shall be supplied to the Company, at such

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                                                                              55


Transferring Member's expense, to the effect that such Transfer complies with the conditions set forth in this Section 9.4. The Board of Directors may also request officer certificates and representations and warranties from the Transferee and the Transferring Member as to the matters set forth above and such other factual matters as the Board of Directors may reasonably request.

         9.5 SUBSTITUTION OF TRANSFEREES; TRANSFEREE'S CAPITAL ACCOUNT AND MEMBERSHIP INTEREST. Upon becoming a party to this Agreement, the Transferee of a Member shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferring Member hereunder with respect to and to the extent of the Membership Interests Transferred to such Transferee, and such Transferee's Capital Account (including any sub-Capital Account) and Membership Interest for purposes of this Agreement shall be the Capital Account (including any sub-Capital Account) and Membership Interest of the Transferring Member, with respect to and to the extent of the Membership Interests Transferred to such Transferee. Notwithstanding anything to the contrary set forth in this Agreement, (a) (i) the right of the holders of the Voting Membership Interests included in the Sachs Interest (or Sachs, if there are no such holders at such time) to appoint, remove or replace the Sachs Directors under Section 7.1 and the approval and other rights of such Sachs Directors contained in this Agreement (including Sections 3.4, 7.2(d), 7.5, 7.7 and 7.8) and (ii) each of the Put Rights, may not be assigned to any other Person (other than to a Permitted Transferee of such Person) that acquires from them any of such Person's Membership Interests or otherwise and (b) the right of Sachs to accept or reject any Company Opportunity in accordance with Sections 6.2(a) and 6.2(b) and to request a customary "fairness opinion" in accordance with Section 7.7 shall be personal to Sachs and shall not be assignable to any other Person that acquires from Sachs any of the Sachs Interest or otherwise.

         9.6 TRANSFERS DURING A FISCAL YEAR. If any Transfer of a Member's Membership Interests shall occur at any time other than the end of the Company's fiscal year, the distributive shares of the various items of Company income, gain, loss, and expense as computed for tax purposes and the related cash distributions shall be allocated between the Transferee and the Transferring Member on such proper basis as the Transferee and the Transferring Member shall agree consistent with applicable requirements under Section 706 of the Code; PROVIDED, that no such allocation shall be effective unless (a) the Transferee and the Transferring Member shall have given the Company written notice, prior to the effective date of such Transfer, stating their agreement that such allocation shall be made on such proper basis, (b) the Board of Directors, in its discretion, shall have consented to such allocation and (c) the Transferring Member and the Transferee shall have agreed to reimburse the Company for any incremental accounting fees and other expenses incurred by the Company in making such allocation.

         9.7      TAG-ALONG RIGHTS.

                  (a) If any Triarc Affiliated Party (the "SELLING MEMBER") proposes to Transfer all or a portion of its Membership Interests (the "OFFERED INTERESTS")

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                                                                              56


to any Third Party (a "THIRD PARTY PURCHASER"), each Member other than the Triarc Affiliated Parties (each, a "TAG-ALONG RIGHTHOLDER") shall have the right to Transfer to such Third Party Purchaser, upon the terms set forth in the Offering Notice described in Section 9.7(b), that portion of such Tag-Along Rightholder's Membership Interests of the same Class of Interests (it being understood that all Classes of Common Membership Interests shall be deemed to be of the same Class for these purposes) being Transferred by the Selling Member (excluding any Membership Interests that at such time are not, and will not become as a result of the contemplated Transfer, fully vested) as hereinafter provided.

                  (b) The Selling Member shall deliver a written notice (the "OFFERING NOTICE") to each Tag-Along Rightholder of each proposed Transfer by it of Offered Interests which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 9.7, at least 15 Business Days prior to the proposed consummation of such Transfer, setting forth (i) the amount and class of Offered Interests, (ii) the name and address of the proposed Third Party Purchaser, and (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser. A Tag-Along Rightholder shall have the right, exercisable by written notice delivered to the Selling Member within ten Business Days following receipt of the Offering Notice, (a "TAG-ALONG NOTICE"), to participate in such proposed Transfer upon the terms and conditions set forth in the Offering Notice, which Tag-Along Notice shall specify the amount and type of qualifying Membership Interests the Tag-Along Rightholder desires to include in such proposed Transfer. If a Tag-Along Rightholder gives the Selling Member a timely Tag-Along Notice, then such Tag-Along Rightholder shall be entitled to participate in such proposed Transfer as provided in this Section 9.7(b) (each, a "PARTICIPATING TAG-ALONG RIGHTHOLDER"). A Tag-Along Rightholder may waive its rights under this
Section 9.7 prior to the expiration of such ten-Business Day period by giving written notice to the Selling Member, with a copy to the Company. In addition, the failure of a Tag-Along Rightholder to respond within such ten-Business Day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Section 9.7. If no Tag-Along Rightholder provides timely notice with respect to the Transfer described in the Offering Notice, the Selling Member may Transfer all or any part of the Offered Interests subject to such Offering Notice at any time within the 120-day period immediately following the date of the Offering Notice on terms and conditions and at a price no more favorable to the Selling Member than those proposed in the Offering Notice. Offered Interests not so Transferred by the Selling Member to the Third Party Purchaser during such 120-day period will again be subject to the provisions of this Section 9.7 upon subsequent Transfer. The Selling Member shall request the Third Party Purchaser to agree to acquire all qualifying Membership Interests identified in all Tag-Along Notices duly given by the Participating Tag-Along Rightholders. If the Third Party Purchaser is unwilling or unable to acquire all of such qualifying Membership Interests, then each Participating Tag-Along Rightholder shall have the right to include in such Transfer an amount of Membership Interests (up to the full amount included in the Tag-Along Notice) valued in accordance with Section 9.13 that would result in it receiving an amount not to exceed its Tag-Along Pro Rata Portion of the aggregate consideration offered to be paid by the Third Party Purchaser for the Offered Interests. The Classes of Interests held by such Participating Tag-Along Rightholder to

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                                                                              57


be included in such Transfer shall be determined in the following order of priority: (x) first, such Participating Tag-Along Rightholder shall include its Membership Interests that are of the same Classes of Interests as the Offered Interests (or, if the Offered Interests consist of more than one Class of Interests, Membership Interests of the same Classes of Interests and in the same proportion as the Offered Interests to the maximum extent possible); and (y) second, such other Classes of Interests as may be designated by such Participating Tag-Along Rightholder. The Transfer by the Selling Member and each Participating Tag-Along Rightholder shall be on the same terms and conditions (other than price, to the extent provided herein), including payment of its PRO RATA share of all reasonable costs associated with such transaction, to the extent such costs are incurred for the benefit of the Selling Member and all Participating Tag-Along Rightholders participating in the Transfer. If a Transfer of Membership Interests by the Selling Member and the Participating Tag-Along Rightholders is not completed during the 120-day period immediately following the date of the Offering Notice, the Selling Member's Offered Interests will again be subject to the provisions of this Section 9.7 upon subsequent Transfer. It shall be a condition to participate that each Participating Tag-Along Rightholder shall execute and deliver such definitive documentation and take such other actions in connection with such Transfer as shall be reasonably requested by the Third Party Purchaser to effect the sale and that are being executed and performed by the Selling Member. If a Third Party Purchaser fails to purchase Membership Interests from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this
Section 9.7(b), then the Selling Member shall not be permitted to consummate the proposed Transfer of the Offered Interests, and any such attempted sale shall be null and void AB INITIO. Notwithstanding the foregoing, if the Sachs Affiliated Parties validly deliver a Put Right Notice exercising their Put Right with respect to 100% of their Membership Interests held by them at such time pursuant to Section 9.11(e)(iv) in respect thereof, then no Tag-Along Rightholder shall be required to exercise any of its rights pursuant to this Section 9.7 until the applicable Put Right Price has been determined in accordance with this Agreement (and the 120-day period referred to above shall be "tolled" pending such determination), and no Transfer by the Selling Member may be completed until Triarc shall have satisfied its obligations under Section 9.11.

         9.8 DRAG ALONG RIGHTS. In the event a Triarc Affiliated Party (the "DRAG-ALONG RIGHTHOLDER") desires to Transfer to a Third Party Purchaser, all or a portion of its Membership Interests (including pursuant to a merger, consolidation or business combination or a sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole), in a transaction that would result in a Third Party Purchaser having at least 80% of the Drag-Along Rightholder's Membership Interests after giving effect to the transaction, the Drag-Along Rightholder may send written notice (the "DRAG-ALONG NOTICE") to the Company and the Members other than the Triarc Affiliated Parties (each a "DRAG-ALONG SELLER") notifying them they will be required to Transfer the same percentage of their Membership Interests held by the Drag-Along Sellers as is equal to the percentage of the Membership Interests of the Drag-Along Seller being Transferred to the Third Party Purchaser (the "DRAG-ALONG MEMBERSHIP INTERESTS") (or, in the case of a merger, consolidation, business combination or an asset sale, vote in favor of such sale). Upon receipt of a Drag-Along Notice, each Drag-Along Seller

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                                                                              58


receiving such notice shall be obligated to (a) Transfer all of its Drag-Along Membership Interests in such transaction on the same terms and conditions (other than price, to the extent provided below) as the Drag-Along Sellers (including payment of its PRO RATA share of all reasonable costs associated with such transaction, to the extent such costs are incurred for the benefit of the Drag-Along Rightholder and the Drag-Along Seller participating in the Transfer) and (b) otherwise take all necessary action under this Agreement to cause the consummation of such transaction, including voting its Membership Interests in favor of such transaction and not exercising any appraisal rights in connection therewith. If a Transfer of Membership Interests by the Drag-Along Rightholder and the participating Drag-Along Sellers is not completed during the 120-day period immediately following the date of the Drag-Along Notice, the Drag-Along Rightholder must deliver new Drag-Along Notices in accordance with this Section
9.8. Each Drag-Along Seller further agrees to execute and deliver such definitive documentation and take such other actions in connection with such Transfer as shall be reasonably requested by the Third Party Purchaser and that are being executed and performed by the Drag-Along Rightholder. The aggregate consideration received by the Drag-Along Rightholder and its Affiliates and the Drag-Along Sellers shall be allocated among them in accordance with Section
9.13. Notwithstanding the foregoing, if the Sachs Affiliated Parties validly deliver a Put Option Notice exercising their Put Option with respect to 100% of their Membership Interests held by them at such time pursuant to Section 9.11(e)(iv) in respect thereof, then no Drag-Along Rightholder may exercise any of its rights pursuant to this Section 9.8 until the applicable Put Right Price has been determined in accordance with this Agreement (and the 120-day period referred to above shall be "tolled" pending such determination), and no Transfer by the Drag-Along Rightholder may be completed until Triarc shall have satisfied its obligations under Section 9.11.

         9.9      PREEMPTIVE RIGHTS.

                  (a) If the Company proposes to offer New Membership Interests to any Person, the Company shall, prior to issuing such New Membership Interests, deliver to each holder of Class A Interests and each Class B Member, in each case, holding in excess of 5% of the Membership Interests then outstanding and each of the Roberts Affiliated Parties (each, a "PREEMPTIVE RIGHTHOLDER") a written offer (the "PREEMPTIVE RIGHTS OFFER") to issue to the Preemptive Rightholders such New Membership Interests at a price, in cash, per New Membership Interest equal to the amount paid or proposed to be paid by such Person per New Membership Interest and otherwise upon the terms and conditions set forth in this Section 9.9. The Preemptive Rights Offer shall state that the Company proposes to issue New Membership Interests and specify the percentage, class and terms for each New Membership Interest (including the purchase price, which shall equal the amount paid or proposed to be paid by such Person per New Membership Interest). The Preemptive Rights Offer shall remain open and irrevocable for a period of 20 Business Days (the "PREEMPTIVE RIGHTS PERIOD") from the date of its delivery.

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                                                                              59


                  (b) Each Preemptive Rightholder may accept the Preemptive Rights Offer by delivering to the Company a written notice (the "PURCHASE NOTICE") within the Preemptive Rights Period. The Purchase Notice shall state the amount of New Membership Interests such Preemptive Rightholder desires to purchase. If the sum of all such interests specified in such Purchase Notices exceeds the amount of New Membership Interests that the Company proposes to issue, the New Membership Interests shall be allocated among the Preemptive Rightholders that delivered a Purchase Notice in accordance with their respective Pro Rata Percentages (based on the aggregate amount of Class A Interests, Class B Interests and vested Class C Interests held by all such participating Preemptive Rightholders).

                  (c) The issuance of New Membership Interests (against receipt of payment in cash therefor) to the Preemptive Rightholders who delivered a Purchase Notice shall be made on a Business Day, as designated by the Company, not less than ten and not more than 30 days after expiration of the Preemptive Rights Period on terms and conditions of the Preemptive Rights Offer consistent with this Section 9.9. At the closing of the issuance of the New Membership Interests to such Preemptive Rightholders, the Company shall deliver certificates or other instruments evidencing such New Membership Interests against payment in cash of the purchase price therefor, and such New Membership Interests shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof). At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate.

                  (d) If the amount of New Membership Interests included in the Preemptive Rights Offer exceeds the sum of all such interests specified in such Purchase Notices, the Company may issue (against receipt of payment therefor) such excess or any portion thereof on the terms and conditions of the Preemptive Rights Offer to any Person within 60 days after expiration of the Preemptive Rights Period. If such issuance is not made within such 60-day period, the restrictions provided for in this Section 9.9 shall again become effective.

                  (e) If the Board of Directors reasonably determines in good faith that the delay occasioned by complying with the procedures contemplated by this Section 9.9 would be prejudicial to the Company or its financial condition or business and operations, then the Company may issue and sell the New Membership Interests without first offering the New Membership Interests to the Preemptive Rightholders in compliance with Section 9.9. If the Company so elects to issue New Membership Interests under this Section 9.9(e), then the Company shall deliver the Preemptive Offer to each Preemptive Rightholder to which it has not so issued or sold New Membership Interests (the "EXCLUDED PREEMPTIVE RIGHTHOLDERS") no later than three Business Days after the date on which such New Membership Interests were issued and sold. If an Excluded Preemptive Rightholder delivers a Purchase Notice within 20 Business Days after receipt of the Preemptive Offer and (i) the Company has issued or sold the subject New Membership Interests to any Person but not to any Preemptive Rightholder, then the Company shall issue and sell to each electing Excluded Preemptive Rightholder such number of New Membership Interests as such Excluded Preemptive Rightholder would

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                                                                              60


have been entitled had the Preemptive Rights Offer been made and accepted by such Excluded Preemptive Rightholder in accordance with Sections 9.9(a) through
(d) as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Purchase Notice, at the same price, and on the same terms and conditions as the issuance and sale occurred or (ii) the Company has issued and sold the subject New Membership Interests to one or more of the Preemptive Rightholders (the "EMERGENCY FUNDING PARTICIPANTS"), then the New Membership Interests as to which such Excluded Preemptive Rightholders have exercised preemptive rights under this Section 9.9(e) shall be sold by the Emergency Funding Participants to such Excluded Preemptive Rightholders as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Purchase Notice, in such amount as will most closely replicate the outcome if such Excluded Preemptive Rightholders had timely delivered a Purchase Notice in accordance with Section 9.9(b) and the sale shall occur at a price per new Membership Interest equal to the price paid by the Emergency Funding Participants therefor, plus interest on such amount from the date of purchase by the Emergency Funding Participants through the date of sale to such Excluded Members, at a rate per annum equal to the then effective prime rate, as announced by Citibank N.A.. At the closing of any such sale by the Emergency Funding Participants, such Emergency Funding Participants shall deliver to such Excluded Preemptive Rightholders certificates representing the New Membership Interests to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank, free and clear of all Liens (other than those created by this Agreement and those attributable to actions by the purchasers thereof), against payment of the purchase price therefor calculated hereunder.

         9.10     CALL OPTIONS.

                  (a) At any time and from time to time on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date, Triarc shall have the right (but not the obligation) to purchase, at the Standard Price, (i) up to the greater of (x) 50% of the Membership Interests held by the Sachs Affiliated Parties at such time and (y) 50% of the Membership Interests held by the Sachs Affiliated Parties on the Closing Date and (ii) up to the greater of (x) 50% of the Membership Interests held by the Roberts Affiliated Parties at such time and (y) 50% of the Membership Interests held by the Roberts Affiliated Parties on the Closing Date.

                  (b) At any time and from time to time on or after the sixth anniversary of the Closing Date, Triarc shall have the right (but not the obligation) to purchase, at the Standard Price, (i) up to 100% of the Membership Interests held by any or all of the Sachs Affiliated Parties and (ii) up to 100% of the Membership Interests held by any or all of the Roberts Affiliated Parties.

                  (c) Notwithstanding anything to the contrary set forth in paragraphs (a) and (b) above:

                           (i) if a Triarc Key Person Event occurs, then Triarc thereafter shall have the right (but not the obligation) to purchase, exercisable within 90 days after the occurrence of such event, at the Guaranteed Price, all (but not less than all) of the Membership Interests held by SCM as of the Closing Date, and at the Standard Price, all (but not less than all) of the other Membership Interests held by the Sachs Affiliated Parties;

                           (ii) if (A) Sachs ceases to be employed by the Company or any of its Subsidiaries due to his death or Disability, (B) a Triarc Change in Control occurs or (C) Sachs requests the delivery of a fairness opinion in accordance with Section 7.7, then Triarc thereafter shall have the right (but not the obligation) to purchase, exercisable within 90 days after the occurrence of such event, at the Standard Price, all (but not less than all) of the Membership Interests held by the Sachs Affiliated Parties;

                           (iii) if (A) Sachs is terminated by the Company or any of its Subsidiaries for Cause, (B) Sachs ceases to be employed by the Company or any of its Subsidiaries (other than as a result of a termination by the Company or any of its Subsidiaries without Cause, resignation for Good Reason or due to his death or Disability) or (C) a Material Sachs Operating Agreement Breach Event occurs, then Triarc thereafter shall have the right (but not the obligation) to purchase, exercisable within one year after the occurrence of such event, at the Standard Price, all (but not less than all) of the Membership Interests held by the Sachs Affiliated Parties;

                           (iv) if an Authorized Sachs Director fails to approve any Extraordinary Matter submitted to him or her for authorization under Section 7.2(d), then Triarc thereafter shall have the right (but not the obligation) to purchase, exercisable within 20 Business Days after the occurrence of such event, at the Standard Price, all (but not less than all) of the Membership Interests held by the Sachs Affiliated Parties;

                           (v) if (A) Roberts ceases to be employed by the Company or any of its Subsidiaries due to his death or Disability or
         (B) a Triarc Change in Control occurs, then Triarc thereafter shall have the right (but not the obligation) to purchase, exercisable within 90 days after the occurrence of such event, at the Standard Price, all (but not less than all) of the Membership Interests held by the Roberts Affiliated Parties; and

                           (vi) if (A) Roberts is terminated by the Company or any of its Subsidiaries for Cause, (B) Roberts ceases to be employed by the Company or any of its Subsidiaries (other than as a result of a termination by the Company or any of its Subsidiaries without Cause, resignation for Good Reason or due to his death or Disability) or (C) a Material Roberts Operating Agreement Breach Event occurs, then Triarc thereafter shall have the right (but not the obligation) to purchase, exercisable within one year after the occurrence of such event, at the Standard Price, all (but not less than all) of the Membership Interests held by the Roberts Affiliated Parties.

                  (d) Any Call Option shall be exercisable upon delivery of a written notice (the "CALL OPTION NOTICE") by Triarc to the applicable Sachs Affiliated Parties and/or Roberts Affiliated Parties (the "CALL OPTION SELLERS") and the Company. The Call Option Notice once delivered shall be irrevocable. The Call Option Notice shall include the amount of Membership Interests of the applicable Sachs Affiliated Party or Roberts Affiliated Party that Triarc has exercised its right to purchase pursuant to this Section 9.10. The date when the Call Option Price is determined by the Investment Banking Firm selected in accordance with the Selection Procedures shall be the "CALL OPTION PRICE DETERMINATION DATE".

                  (e) Prior to the Call Option Price Determination Date, subject to any limitations or restrictions contained in any financing arrangements of the Company or any of its Subsidiaries or applicable law (including the Act), the Company shall distribute to each Call Option Seller an amount equal to the sum of (i) the amount as of such date of the unrecovered Capital Contributions, if any, made by such Call Option Seller subsequent to the Closing Date in respect of its Membership Interests being called and (ii) the Available Net Cash and Permitted Investments that such Call Option Seller would have received pursuant to a distribution made under Section 5.1(c)(i) for the then current fiscal year had such amounts been determined and such distribution been made as of the end of the most recently completed fiscal quarter.

                  (f) The purchase of the Membership Interests that Triarc has exercised its right to purchase pursuant to this Section 9.10 shall occur no later than the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the Call Option Price Determination Date; PROVIDED, that in connection with any Call Option exercised pursuant to clauses
(ii)(A) or (iv) of Section 9.10(c), if the applicable Call Option Price is less than $50 million, such purchase shall occur no later than the 90th day (or if such day is not a Business Day, the first Business Day thereafter) after the Call Option Price Determination Date and, if the applicable Call Option Price is $50 million or greater, such purchase shall occur no later than the 270th day (or if such day is not a Business Day, the first Business Day thereafter) after the Call Option Price Determination Date, in which case interest shall accrue on the unpaid portion of the Call Option Price at the rate per annum of LIBOR plus 450 basis points from the Call Option Price Determination Date to, but excluding, the date paid. Delivery of certificates or other instruments evidencing the Membership Interests that Triarc has exercised its right to purchase pursuant to this Section 9.10, duly endorsed for transfer and free and clear of all Liens, shall be made on such date against payment in cash of the applicable Call Option Price. At the closing, all the parties to the transaction shall execute such additional documents and take such further actions as are otherwise reasonably necessary or appropriate to effect the purchase and sale of such Membership Interests. The fees, costs and expenses of the Investment Banking Firm selected in accordance with the Selection Procedures to determine the applicable Call Option Price shall be paid by the Company.

                  (g) If, within one year after the exercise of any Call Option (other than any Call Option under clause (iii), (iv) or (vi) of Section 9.10(c)), a Triarc Affiliated Party enters into a definitive agreement with respect to the Transfer to a Third

Party (other than in connection with a Company Sale) of Membership Interests of the same Class of Interests that were subject to such Call Option in a transaction not covered by Section 9.10(h) pursuant to which the Call Option Sellers would have received a greater purchase price for the Membership Interests subject to such Call Option than the applicable Call Option Price, then Triarc shall pay such Call Option Sellers, simultaneously with the consummation of such Transfer, an amount equal to such greater amount that such Call Option Sellers would have received in such Transfer less the applicable Call Option Price actually paid to such Call Option Sellers, payable at Triarc's option in cash or in the form of consideration that Triarc is entitled to receive in such Transfer (such non-cash consideration to be valued at the same value applicable in such Transfer).

                  (h) If, within two years after the exercise of any Call Option (other than any Call Option under clause (iii), (iv) or (vi) of Section 9.10(c)), a definitive agreement with respect to a Company Sale to a Third Party is entered into pursuant to which the Call Option Sellers would have received a greater purchase price for the Membership Interests subject to such Call Option than the applicable Call Option Price, then Triarc shall pay such Call Option Sellers, simultaneously with the consummation of such Company Sale, an amount equal to such greater amount that such Call Option Sellers would have received in such Company Sale less the applicable Call Option Price actually paid to such Call Option Sellers, payable at Triarc's option in cash or in the form of consideration that Triarc is entitled to receive in such Company Sale (such non-cash consideration to be valued at the same value applicable in such Company
Sale).

         9.11     PUT RIGHTS.

                  (a) At any time and from time to time on or after the third anniversary of the Closing Date, the Sachs Affiliated Parties shall have the right (but not the obligation) to require Triarc to purchase, at the Standard Price, up to 100% of the Membership Interests held by the Sachs Affiliated Parties at such time; PROVIDED, that so long as Sachs is employed by the Company or any of its Subsidiaries at such time, the Sachs Affiliated Parties may not require Triarc to purchase an amount of Membership Interests that would result in the Sachs Affiliated Parties holding less than the lesser of (A) one-third of the Membership Interests held by the Sachs Affiliated Parties at such time and (B) one-third of the Membership Interests held by SCM as of the Closing Date.

                  (b) At any time and from time to time on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, the Roberts Affiliated Parties shall have the right (but not the obligation) to require Triarc to purchase, at the Standard Price, an amount of their Membership Interests not to exceed in the aggregate up to the greater of
(A) one-third of the Membership Interests held by the Roberts Affiliated Parties at such time or (B) one-third of the Membership Interests held by Roberts as of the Closing Date.

                  (c) At any time and from time to time on or after the fourth anniversary of the Closing Date and prior to the fifth anniversary of the Closing Date, each of the Roberts Affiliated Parties shall have the right (but not the obligation) to require Triarc to purchase, at the Standard Price, an amount of their Membership Interests not to exceed in the aggregate the lesser of (i) the greater of (A) two-thirds of the Membership Interests held by the Roberts Affiliated Parties at such time and (B) two-thirds of the Membership Interests held by Roberts as of the Closing Date less the amount of Membership Interests that the Roberts Affiliated Parties sold to Triarc pursuant to Section 9.11(b) and (ii) the greater of (A) 50% of the Membership Interests held by the Roberts Affiliated Parties at such time and (B) 50% of the Membership Interests held by Roberts as of the Closing Date.

                  (d) At any time and from time to time on or after the fifth anniversary of the Closing Date, each of the Roberts Affiliated Parties shall have the right (but not the obligation) to require Triarc to purchase, at the Standard Price, an amount of their Membership Interests not to exceed in the aggregate during any one calendar year the lowest of (i) 100% of the Membership Interests held by the Roberts Affiliated Parties at such time, (ii) 50% of the Membership Interests held by Roberts as of the Closing Date; PROVIDED, that so long as Roberts is employed by the Company or its Subsidiaries at such time, the Roberts Affiliated Parties may not require Triarc to purchase more than an amount of Membership Interests that would result in the Roberts Affiliated Parties holding less than the lesser of (A) one-third of the Membership Interests held by the Roberts Affiliated Parties at such time and (B) one-third of the Membership Interests held by Roberts as of the Closing Date.

                  (e) Notwithstanding anything to the contrary set forth in paragraphs (a), (b), (c) and (d) above:

                           (i) if Sachs is terminated by the Company and its Subsidiaries without Cause (other than due to his death or Disability), then the Sachs Affiliated Parties shall have the right (but not the obligation), exercisable within one year after the occurrence of such event, to require Triarc to purchase, at the Guaranteed Price, all (but not less than all) of the Membership Interests held by SCM as of the Closing Date, and at the Standard Price, all (but not less than all) of their other Membership Interests;

                           (ii) if a Triarc Key Person Event occurs, then the Sachs Affiliated Parties shall have the right (but not the obligation), exercisable within 90 days after the occurrence of such event, to require Triarc to purchase, at the Guaranteed Price, all (but not less than all) of the Membership Interests held by SCM as of the Closing Date, and at the Standard Price, all (but not less than all) of their other Membership Interests; PROVIDED, HOWEVER, that unless Sachs has ceased to be employed by the Company and its Subsidiaries concurrently with or prior to the time of such exercise, the Sachs Affiliated Parties shall not be permitted to exercise such right in respect of an amount of their Membership Interests that would result in the Sachs Affiliated Parties holding less than the lesser of (x) one-third of the Membership Interests held by the Sachs Affiliated Parties at such time and (y) one-third of the Membership Interests held by SCM as of the Closing Date;

                           (iii) if (A) Sachs ceases to be employed by the Company and its Subsidiaries due to his death or Disability, (B) a Triarc Change in Control occurs or (C) Sachs is entitled to, and does, request delivery of a fairness opinion under Section 7.7, then the Sachs Affiliated Parties shall have the right (but not the obligation), exercisable within 90 days after the occurrence of such event, to require Triarc to purchase, at the Standard Price, all (but not less than all) of their Membership Interests; PROVIDED, HOWEVER, that in the case of clause (B), unless Sachs has ceased to be employed by the Company and its Subsidiaries concurrently with or prior to the time of such exercise, the Sachs Affiliated Parties shall not be permitted to exercise such right in respect of an amount of their Membership Interests that would result in the Sachs Affiliated Parties holding less than the lesser of (x) one-third of the Membership Interests held by the Sachs Affiliated Parties at such time and (y) one-third of the Membership Interests held by SCM as of the Closing Date;

                           (iv) if any Triarc Affiliated Party or the Company proposes to enter into a definitive agreement in respect of a Company Sale to a Third Party, such Person shall promptly notify the Sachs Affiliated Parties in writing (it being understood that an Offering Notice or Drag-Along Notice shall satisfy this requirement), and the Sachs Affiliated Parties shall have the right (but not the obligation), exercisable within 20 Business Days after the occurrence of such event, to require Triarc to purchase (concurrently with and subject to the closing of such Company Sale), at the Standard Price, all (but not less than all) of their Membership Interests; PROVIDED, however, that unless Sachs has ceased to be employed by the Company and its Subsidiaries concurrently with or prior to the time of such exercise (or has tendered an irrevocable resignation to become effective upon completion of such Company Sale), the Sachs Affiliated Parties shall not be permitted to exercise such right in respect of an amount of their Membership Interests that would result in the Sachs Affiliated Parties holding less than the lesser of (x) one-third of the Membership Interests held by the Sachs Affiliated Parties at such time and (y) one-third of the Membership Interests held by SCM as of the Closing Date;

                           (v)      if (A) a Material Company Operating
         Agreement Breach Event occurs or (B) Sachs resigns from his employment with the Company and its Subsidiaries for Good Reason in accordance with the provisions of the Sachs Employment Agreement governing resignation for Good Reason, then the Sachs Affiliated Parties shall have the right (but not the obligation), exercisable within one year after the occurrence of such event, to require Triarc to purchase, at the Standard Price, all (but not less than all) of their Membership Interests; PROVIDED, HOWEVER, that in the case of clause (A), unless Sachs has ceased to be employed by the Company and its Subsidiaries concurrently with or prior to the time of such exercise, the Sachs Affiliated Parties shall not be permitted to exercise such right in respect of an amount of their Membership Interests that would result in the Sachs Affiliated Parties holding less than the lesser of (x) one-third of the Membership Interests held by the Sachs Affiliated

         Parties at such time and (y) one-third of the Membership Interests held by SCM as of the Closing Date;

                           (vi) if (A) Roberts ceases to be employed by the Company and its Subsidiaries due to his death or Disability or (B) a Triarc Change in Control occurs, then the Roberts Affiliated Parties shall have the right (but not the obligation), exercisable within 90 days after the occurrence of such event, to require Triarc to purchase, at the Standard Price, all (but not less than all) of their Membership Interests; PROVIDED, HOWEVER, that in the case of clause (B), unless Roberts has ceased to be employed by the Company and its Subsidiaries concurrently with or prior to the time of such exercise, the Roberts Affiliated Parties shall not be permitted to exercise such right in respect of an amount of their Membership Interests that would result in the Roberts Affiliated Parties holding less than the lesser of (x) one-third of the Membership Interests held by the Roberts Affiliated Parties at such time and (y) one-third of the Membership Interests held by Roberts as of the Closing Date; and

                           (vii) if (A) Roberts is terminated by the Company and its Subsidiaries without Cause (other than due to his death or Disability) or (B) Roberts resigns from his employment with the Company and its Subsidiaries for Good Reason in accordance with the provisions of the Roberts Employment Agreement governing resignation for Good Reason, then the Roberts Affiliated Parties shall have the right (but not the obligation), exercisable within one year after the occurrence of such event, to require Triarc to purchase, at the Standard Price, all (but not less than all) of their Membership Interests.

                  (f) Any Put Right shall be exercisable upon delivery of a written notice (the "PUT RIGHT NOTICE") by the applicable Sachs Affiliated Parties and/or Roberts Affiliated Parties (the "PUT RIGHT SELLERS") to Triarc and the Company. The Put Right Notice once delivered shall be irrevocable. The Put Right Notice shall include the amount of Membership Interests that the applicable Put Right Sellers have exercised their right to sell to Triarc pursuant to this Section 9.11. The date when the Put Option Price is determined by the Investment Banking Firm selected in accordance with the Selection Procedures shall be the "PUT OPTION PRICE DETERMINATION DATE".

                  (g) Prior to the Put Option Price Determination Date, subject to any limitations or restrictions contained in any financing arrangements of the Company or any of its Subsidiaries or applicable law (including the Act), the Company shall distribute to each Put Right Seller an amount equal to the sum of (i) the amount as of such date of the unrecovered Capital Contributions, if any, made by such Put Right Seller subsequent to the Closing Date in respect of its Membership Interests being put and (ii) the Available Net Cash and Permitted Investments that such Put Right Seller would have received pursuant to a distribution made under Section 5.1(c)(i) for the then current fiscal year had such amounts been determined and such distribution been made as of the end of the most recently completed fiscal quarter.

                  (h) The purchase of the Membership Interests that Triarc is required to purchase pursuant to this Section 9.11 shall occur no later than the 90th day (or if such day is not a Business Day, the first Business Day thereafter), following the Put Right Price Determination Date as described above; PROVIDED, that if in connection with the exercise of any Put Right, the aggregate applicable Put Right Price to be paid to the Put Right Sellers is $50 million or greater, then such purchase shall occur no later than the 270th day (or if such day is not a Business Day, the first Business Day thereafter) after the Put Right Price Determination Date. Notwithstanding the foregoing, such purchase in respect of the exercise of any Put Right pursuant to Section 9.11(e)(iv) shall occur at, and be subject to, the closing of the Company Sale to a Third Party. Interest shall accrue on the unpaid portion of the Put Right Price at the rate per annum of LIBOR plus 450 basis points from the Put Right Price Determination Date to, but excluding, the date of payment. Delivery of certificates or other instruments evidencing the Membership Interests that Triarc is required to purchase pursuant to this Section 9.11, duly endorsed for transfer and free and clear of all Liens, shall be made on such date against payment in cash of the applicable Put Right Price. At the closing, all the parties to the transaction shall execute such additional documents and take such further actions as are otherwise reasonably necessary or appropriate to effect the purchase and sale of such Members Interests. The fees, costs and expenses of the Investment Banking Firm selected in accordance with the Selection Procedures to determine the applicable Put Right Price shall be paid by the Company.

         9.12     OTHER WITHDRAWALS.

                  (a) A Class B Member (other than any Roberts Affiliated Party or Triarc Affiliated Party) and a Class C Member may withdraw (in full and not in part) at any time, upon three Business Days' prior written notice to the Board of Directors, and the Company by Members holding a majority of the Voting Membership Interests may require any such Class B Member or Class C Member who ceases to be an employee of the Company or any of its Subsidiaries to withdraw (in full and not in part) at any time, upon three Business Days' prior written notice to such Class B Member or Class C Member.

                           (i) With respect to any such withdrawing Class B Member or Class C Member, the Company may, at the sole discretion of the Board of Directors, pay such withdrawing Class B Member or Class C Member in respect of his, her or its Class B Interests and/or Class C Profits Only Interests that are vested at such time (the "VESTED INTERESTS"), the Earnings Payout Value (or such larger amount as the Board of Directors determines in its sole discretion) as of (x) the date of such withdrawal (with respect to Vested Interests other than those referred to in clause (y)) or (y) with respect to any Vested Interest that vested within six months prior to the date of such withdrawal, the date that is six months and one day after such vesting date (such applicable date as to any Vested Interest being the "VALUATION DATE"), which payment shall be made in accordance with
         Section 9.12(b). If the Board of Directors does not elect to so pay the Earnings Payout Value in respect of such Vested Interests to such withdrawing Class B Member or Class

         C Member, such withdrawing Class B Member or Class C Member shall be entitled at his, her or its election either to continue to receive distributions and allocations of profits and losses under Article V in respect of the Vested Interests or receive payment in an amount equal to the value of his, her or its Capital Account, which payment shall be made in accordance with Section 9.12(b) below; PROVIDED, HOWEVER, that if such withdrawing Class B Member or Class C Member elects to continue to receive distributions and allocations of profits and losses in respect of the Vested Interests, the Company may, at any time thereafter, elect to purchase the Vested Interests for the Earnings Payout Value as of the date of such election for such Vested Interest minus any distribution received since the notice of withdrawal, such payment to be made in accordance with Section 9.12(b). Class C Profits Only Interests shall vest in accordance with the terms set forth in the applicable agreement pursuant to which such interests were granted or as otherwise determined by the Board of Directors in its sole discretion. Class B Interests shall vest on the earliest of the fifth anniversary of the date such interests were issued, the death of the Member to whom they were originally issued, the termination of employment in accordance with the applicable employment agreement of the employment with the Company or any of its Subsidiaries of the Member to whom they were originally issued without Cause, or by resignation for Good Reason or on account of the Disability of such Member.

                           (ii) Any unvested Class B Interests or unvested Class C Profits Only Interests held by a withdrawing Class B Member or Class C Member shall be forfeited upon withdrawal unless otherwise determined by the Board of Directors in its sole discretion.

                  (b) Subject to any limitations or restrictions under applicable law or contained in any financing arrangements applicable to the Company or any of its Subsidiaries, each withdrawing Member under this Section
9.12 shall be entitled to receive the payments of its Capital Account or Earnings Payout Value as provided for under Section 9.12(a) in respect of his, her or its Vested Interests in three equal annual installments, the first of which shall be paid on the later of (x) the last Business Day of the year in which the withdrawal was made and (y) 120 days after the date of withdrawal; PROVIDED, HOWEVER, that at the discretion of the Board of Directors, such payment may be made in a lump sum payment to be paid within 30 days of the third anniversary of the last Business Day of the year during which the withdrawal was made. Interest shall accrue on unpaid amounts from the date of withdrawal to the date of payment at a rate of interest per annum equal to the rate (determined by the Board of Directors in its sole discretion) at which the Company is at such time able to borrow senior unsecured obligations of a like tenor. Any damages to the Company or any of its Subsidiaries resulting from the withdrawal of such Class B Member or Class C Member from the Company in breach of this Agreement and any other amounts owed by such Member to the Company or any of its Subsidiaries shall be offset against any payment or payments owed such Member under this Section 9.12. Further, any payments pursuant to this Section 9.12 may be accelerated at the sole discretion of the Board of Directors. In no event shall the withdrawal of any such Class B Member or Class C Member, and the payment of his, her or its withdrawal proceeds as contemplated in this Agreement, cause the Company to dissolve or trigger an event of dissolution under Section 10.1.

         9.13 CERTAIN MATTERS RELATING TO TRANSFERS. Upon any Transfer (other than any such Transfer made pursuant to Sections 9.10, 9.11 or 9.12) of Membership Interests that includes more than one Class of Interests and/or Profits Interests that would not be entitled to receive the same amount per Percentage Interest at such time if the Company were liquidated in accordance with Section 10.3, the Board of Directors shall reasonably determine in good faith, by the unanimous consent of the Board of Directors, the Fair Market Value of each Member's Membership Interests (based upon a hypothetical liquidation of the Company at such time in accordance with Section 10.3) and the Fair Market Value of all Membership Interests, and the Members agree to share the proceeds related to such Transfer in proportion to the respective Fair Market Values as so determined; PROVIDED, HOWEVER, that in the case of a tag-along Transfer under
Section 9.7 or a drag-along Transfer under Section 9.8, the Board of Directors shall determine such Fair Market Values by reference to the price to be paid to the Triarc Affiliated Party or Parties for the Membership Interests being Transferred by them. Notwithstanding the foregoing, if any Director objects in writing to any such determination within 30 days of such determination, the matter shall be submitted to the Investment Banking Firm selected in accordance with the Selection Procedures, and such Investment Banking Firm's determination of the Fair Market Value of each such Class of Interests shall be final, binding and conclusive on the parties; PROVIDED, HOWEVER, that in the case of a tag-along Transfer under Section 9.7 or a drag-along Transfer under Section 9.8, such Investment Banking Firm shall determine such Fair Market Values by reference to the price to be paid to the Triarc Affiliated Party or Parties for the Membership Interests being Transferred by them. The fees, costs and expenses of such Investment Banking Firm shall be paid by the Company.

         9.14 TERMINATION UPON QUALIFIED IPO OR COMPANY SALE. The provisions of this Article IX shall terminate and be of no further force and effect upon consummation of the earlier to occur of a Qualified IPO or a Company Sale.

                                    ARTICLE X

                    DISSOLUTION, CONTINUANCE, AND WINDING UP

         10.1 EVENTS OF DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up only upon the occurrence of the earlier of the following events of dissolution:

                  (a) upon written consent of all of the Members holding Class A Interests; or

                  (b) the entry of a decree of judicial dissolution under the Act.

         10.2 WINDING UP. Upon the dissolution under Section 11.11, the Company shall conduct no further business, except for taking such action as shall be

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                                                                              70


necessary for the winding up of the affairs of the Company and the liquidation and the distribution of its assets to the Members and the legal representative or successor in interest to a former Member's Membership Interest pursuant to the provisions of this Agreement.

         10.3 DISTRIBUTION UPON LIQUIDATION. Upon dissolution of the Company, the Directors may appoint one or more Directors or Members as liquidating trustee. The liquidating trustee shall proceed diligently to liquidate the Company and wind up its affairs and shall dispose of the assets of the Company as follows:

                  (a) First, to the payment of all debts and liabilities of the Company, including expenses of its liquidation.

                  (b) Second, to the setting up of any reserves which the liquidating trustee may deem necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company.

                  (c) Third, distribute to the Members that hold Preferred Membership Interests an amount equal to their Unpaid Preferred Returns, in proportion to Unpaid Preferred Returns.

                  (d) Fourth, distribute to the Members that hold Preferred Membership Interests an amount equal to their Unreturned Preferred Contributions, in proportion to Unreturned Preferred Contributions.

                  (e) Fifth, distribute to the Members that hold the Class A Interests and Class B Interests, PRO RATA based on Percentage Interests in effect on the Closing Date with respect to each such Class of Interest, an amount equal to the excess, if any, of (1) the Closing Date Value, over (2) aggregate Capital Return Amounts.

                  (f) Last, distribute the balance to the Members, PRO RATA based on Percentage Interests with respect to each Class of Interests.

Until final distribution, the liquidating trustee may continue to operate the business and properties of the Company with all of the power and authority of the Director. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting by a firm of independent public accountants of the Company's assets, liabilities, operations and liquidating distributions to be given to the Members.

         10.4 RETURN OF CAPITAL CONTRIBUTIONS. The Members and former Members shall look solely to the assets of the Company for the return of their Capital Contributions, and if the Company's assets remaining after the payment or discharge of the debts, obligations, and liabilities of the Company are insufficient to return their Capital Contributions, they shall have no recourse against the remaining Members or the Board of Directors.

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                                                                              71


         10.5 NO DISSOLUTION. The Company shall not be dissolved by any admission of additional Members or substitute Members, or by the death, retirement, withdrawal, resignation, removal or Bankruptcy of any Member from the Company.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 CONFIDENTIAL INFORMATION. Except as otherwise provided below, each Member shall, and shall use its best efforts to cause each of its Affiliates to, keep confidential all information concerning the Company's operations and shall not disclose or use in any manner any such confidential information. The foregoing confidentiality requirements shall be subject to each Member's (a) obligation to disclose any such confidential information as required by applicable laws or regulations, pursuant to a request or order under applicable laws and regulations (including those of any stock exchange or other self-regulatory organization), or pursuant to a subpoena or other legal process, it being understood that Triarc is a company subject to reporting obligations under the Exchange Act and an issuer with common stock listed on the New York Stock Exchange, (b) right to disclose any confidential information to its own employees, officers, directors, auditors, counsel and other professional advisors to the extent they agree to be bound by the provisions of this Section
11.1 and (c) right to disclose any confidential information to prospective lenders or investors of the Company (and in the case of Triarc, to prospective lenders and investors of Triarc or any of its Affiliates and prospective Transferees of Membership Interests held by any Triarc Affiliated Party). Each of the parties hereto agrees to notify the other parties hereto promptly after receipt of any subpoena or other formal process requiring the disclosure or use of any confidential information unless the party subject to such subpoena or other formal process believes in good faith and upon advice of counsel that it is under an obligation not to make such notification. Notwithstanding the foregoing provisions, the obligation of confidentiality contained in this
Section 11.1 shall not apply to any such confidential information which is or becomes generally known to the public other than by a breach of this Section 11.1.

         11.2 NON-COMPETE AND OTHER RESTRICTIVE COVENANTS. As further inducement for each of the parties to enter into this Agreement and as an inducement for Triarc to enter into the Purchase Agreement and to consummate the transactions thereunder, as additional consideration to or for the benefit of each of the Members, and as consideration for the payment of the amounts set forth in Sections 9.10, 9.11 and 9.12, as the case may be, each Subject Member acknowledges and agrees that (i) through the Subject Member's association with the Company, the Subject Member has and will continue to learn valuable trade secrets and other confidential, proprietary information, including the Company's trading program and techniques, information relating to trading counterparties, clients and potential client lists, relating to the business of the Company,
(ii) the Subject Member's skills, knowledge and services to the Company are unique in nature, (iii) the Company's business is international in scope and
(iv) the Company would be irreparably damaged if the Subject Member or an Affiliate of the Subject Member

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                                                                              72


(including Sachs, with respect to the holder of the Sachs Interest regardless of whether he is an Affiliate of a Permitted Transferee of such holder) were to provide services to any Person in violation of the restrictions contained in this Agreement. Accordingly, as a condition of and inducement to the other parties hereto to enter into this Agreement, the Subject Member agrees that during the Restricted Period, and without limiting any similar restriction in such Subject Member's employment agreement with the Company or any of its Subsidiaries, neither the Subject Member nor any Affiliate of the Subject Member (or, in the case of the holder of the Sachs Interest, Sachs, regardless of whether he is an Affiliate of a Permitted Transferee of such holder) shall, directly or indirectly, without the prior written consent of the Board of Directors which consent may (or may not) be provided at the sole discretion of the Board of Directors:

                  (a) engage or participate in (including as an employee, owner, partner, member, shareholder, officer, director, advisor, employee, consultant, agent, financing source or otherwise), or render services for, any person or entity engaged in a Competing Business; PROVIDED, HOWEVER, that nothing in this Agreement shall prevent the Subject Member from acquiring or owning, as a passive investment, up to five percent (5%) of the outstanding voting securities of an entity engaged in a Competing Business which is publicly traded on any recognized national securities market;

                  (b) take any action with the intention of diverting from the Company or any controlled Affiliate of the Company any funds or investment accounts with respect to which the Company or any controlled Affiliate of the Company is providing Investment Management Services; provided, however that this clause (b) shall not be applicable to Persons who are also members of the Immediate Family of the Subject Member (or in the case of a holder of the Sachs Interest, an Immediate Family member of Sachs);

                  (c) solicit or attempt to solicit any Person to utilize Competing Services who, to the knowledge (whether actual knowledge or knowledge that the Subject Member reasonably should have possessed under the circumstances) of such Subject Member, (i) is or has been a customer of the Company at any time during the Restricted Period or (ii) if the Subject Member's employment with the Company has terminated (or, in the case of a holder of the Sachs Interest, Sachs's employment with the Company has terminated) is a Person to whom the Company or any of its controlled Affiliates has, during the one year period preceding such Subject Member's termination of employment with the Company and its Subsidiaries (or, in the case of a holder of the Sachs Interest, Sachs's employment), offered to provide Investment Management Services but who is not on the date of such Subject Member's termination of employment with the Company and its Subsidiaries, receiving Investment Management Services from the Company or any of its controlled Affiliates ("Potential Client Offers"); provided, however, that such Potential Client Offers shall not include (i) advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events and (ii) "cold calls" and mass-mailing form letters, in each case to the extent not directed towards any particular Person and not resulting in an indication of interest or a request for further information; provided further, that this clause (c) shall not be applicable to Persons who are also members of the

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                                                                              73


Immediate Family of the Subject Member (or in the case of a holder of the Sachs Interest, an Immediate Family member of Sachs);

                  (d) solicit or attempt to solicit any Person to cease doing business with the Company who, to the knowledge (whether actual knowledge or knowledge that the Subject Member reasonably should have possessed under the circumstances) of such Subject Member, is or has been a customer, supplier, licensor, licensee or other business relation of the Company at any time (A) up to the date hereof or (B) during the Restricted Period; provided, however that this clause (d) shall not be applicable to Persons who are also members of the Immediate Family of the Subject Member (or in the case of a holder of the Sachs Interest, an Immediate Family member of Sachs); or

                  (e) induce, hire, employ, attempt to hire or employ or solicit any person employed by or providing consulting services to the Company or any of its controlled Affiliates or any person who was employed by or providing consulting services to the Company or any of its controlled Affiliates during the 18 months preceding such hiring or employment or attempted hiring or employment, in order to accept employment or association with himself or herself, or any other person, firm, corporation or entity whatsoever; approach any such person for any such purpose, or authorize or knowingly cooperate with the taking of any such action by any other person, firm, corporation or entity (excluding for all purposes of this Section 11.2(e), secretaries, drivers and persons holding similar positions).

         If any court determines that any of the covenants set forth in this
Section 11.2, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         11.3 FINANCIAL INFORMATION. Unless the Board of Directors unanimously determines otherwise, the Company shall annually engage independent auditors (which auditors shall be selected by Triarc so long as any Triarc Affiliated Party holds any of the Triarc Interest) who will be requested to complete its review of each of the quarterly consolidated financial statements of the Company and its Subsidiaries (which quarterly consolidated financial statements shall be prepared by the Company in accordance with GAAP) in accordance with the procedures set forth in Statement on Auditing Standards No. 71 and to audit each of the annual consolidated financial statements of the Company and its Subsidiaries (which annual financial statements shall be prepared by the Company in accordance with GAAP). The Company shall furnish to each Member such annual financial statements within such period following the Company's fiscal year end as Triarc shall specify from time to time to permit Triarc to comply with its public reporting obligations under the Exchange Act and shall furnish to Triarc such other information as Triarc may request from time to time.

         11.4 INSPECTION. The Company shall permit representatives of the Members to visit and inspect any of its properties, to examine its corporate, financial and

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                                                                              74


operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

         11.5 LEGEND ON MEMBERSHIP INTEREST CERTIFICATES. If the Membership Interests are certificated, each certificate representing Membership Interests shall bear legends substantially in the following form:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A FOURTH AMENDED AND RESTATED OPERATING AGREEMENT DATED AS OF JUNE 26, 2004, AMONG DEERFIELD & COMPANY LLC AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DEERFIELD & COMPANY LLC."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

The Company shall make a notation regarding the above restriction in its books, and no Membership Interests shall be Transferred on the books of the Company except in accordance with this Agreement and the above restrictions.

         11.6     CONVERSION OR MIGRATION OF COMPANY.

                  (a) If the Board of Directors shall approve a recapitalization of the Company and/or its Subsidiaries to be effected immediately prior to the consummation of a Qualified IPO, the Company and each Member shall take all necessary or desirable actions (including to vote its Voting Membership Interests (and its other Membership Interests to the extent entitled under the Act to vote) in favor thereof) as the Board of Directors may reasonably request to convert the Company to a corporate form (whether by merger, conversion or otherwise) or otherwise combine its Subsidiaries with, and/or cause them to be owned (directly or indirectly) by, a single corporation (any such corporation, a "POST-CONVERSION CORPORATION" and such transaction, the "CONVERSION TRANSACTION"). Any such Conversion Transaction shall, to the extent reasonably practicable, minimize the federal, state, local or foreign income tax liabilities of the Company and the Members as a result thereof. In the Conversion Transaction, the Members shall receive in respect of their Common Membership Interests shares of common stock of the Post-Conversion Corporation (valued at the price at which shares of

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                                                                              75


common stock are sold to the public in such Qualified IPO) equal to the Fair Market Value of the Common Membership Interests being so exchanged determined by the Investment Banking Firm selected in accordance with the Selection Procedures, and in respect of their Preferred Membership Interests shares of preferred stock in such amount and having such terms and provisions as are substantially identical to such Preferred Membership Interests being exchanged; PROVIDED THAT the Triarc Affiliated Parties shall be entitled to receive in such Conversion Transaction shares of a class of common stock of the Post-Conversion Corporation that are entitled to ten (10) votes per share, and each other Member shall be entitled to receive in such Conversion Transaction shares of a class of common stock of the Post-Conversion Corporation that are entitled to one (1) vote per share. In connection with such Conversion Transaction, the organizational documents of the Post-Conversion Corporation and/or a shareholders' or other agreement to be entered into by the Post-Conversion Corporation and the Members shall afford the Members with the rights, privileges and obligations of Members provided for under this Agreement in all material respects and to the extent applicable to such new corporation, and the Company shall negotiate in good faith an agreement with the Members pursuant to which the Triarc Affiliated Parties and the Sachs Affiliated Parties are granted customary demand registration rights (which demand registration rights shall be granted consistent with the amount of Membership Interests that the Triarc Affiliated Parties and the Sachs Affiliated Parties hold at such time) and piggyback registration rights and other Members are granted customary piggyback registration rights. Each Member further agrees that automatically upon consummation of the Conversion Transaction, this Agreement (other than Sections
11.1 and 11.2) shall terminate and be without further force and effect; PROVIDED, such termination shall not relieve a party from liability for prior breach hereof. The fees, costs and expenses of the Investment Banking Firm selected in accordance with the Selection Procedures to determine the Fair Market Value of the Common Membership Interests being exchanged in the Conversion Transaction shall be paid by the Company.

                  (b) The Board of Directors shall be permitted to determine that the Company shall migrate at any time to a Delaware limited liability company, including by means of a merger, conversion or reorganization or otherwise (the "MIGRATION TRANSACTION"), in which case each of the Members hereby agrees that it will vote its Voting Membership Interests (and its other Membership Interests to the extent entitled under the Act to vote) to approve such Migration Transaction and the limited liability company agreement of such new Delaware limited liability company and take such other actions as shall be necessary to effect such Migration Transaction; PROVIDED, that the Board of Directors shall have reasonably determined in good faith that such Migration Transaction would not adversely affect (i) the Members' respective tax liabilities (other than any such effect resulting from an entity-level tax on the Company arising from such Migration Transaction), (ii) the Members' Capital Accounts or other substantive economic rights and (iii) the Company's classification as a partnership for United States federal income tax purposes. In connection with any such Migration Transaction, the limited liability company agreement of such new Delaware limited liability company will be such that the Members will continue to enjoy the rights, privileges and obligations of Members provided for under this Agreement in all respects (except for any differences arising by application of Delaware law) and to the extent applicable to such new

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                                                                              76


Delaware limited liability company; PROVIDED, that such limited liability company agreement shall provide that the affirmative vote of holders of a majority in interest of the Voting Membership Interests, voting together as a single class, shall be required to approve the following actions with respect to such new Delaware limited liability company: (i) a transfer or continuance in accordance with Section 18-213 of the DLLCA; (ii) a conversion in accordance with Section 18-216 of the DLLCA; (iii) the admission of a Person as a member in accordance with Section 18-301 of the DLLCA; and (iv) the assignment of a limited liability company interest in accordance with Section 18-702 of the DLLCA. Each Member further agrees that automatically upon consummation of the Migration Transaction, this Agreement shall terminate and be without further force and effect; PROVIDED, such termination shall not relieve a party from liability for prior breach hereof.

                  (c) It is understood and agreed by all Members that the power, authority and discretion of the Board of Directors to effect the Conversion Transaction or Migration Transaction may result in benefits to one or more Members (or their Affiliates) that may not be enjoyed by all Members and may result in disadvantageous consequences to one or more Members that are not suffered by all Members. Nonetheless, no Member shall have any cause of action against, or right to receive any compensation from, the Company or any affiliate thereof as a result or in respect of any Conversion Transaction or Migration Transaction or the disparate effects thereof on any one or more Members or the Board of Directors' failure to effect any Conversion Transaction or Migration Transaction.

         11.7     TAX, ACCOUNTING AND OTHER FINANCIAL MATTERS WITH RESPECT TO
FUNDS.

                  (a) As long as Triarc is required to consolidate the financial position, results of operations and cash flows of any pooled investment vehicle to which the Company or any of its Subsidiaries provides Investment Management Services (each, a "FUND") or report its investment in such Fund on the equity method in accordance with GAAP (such period, the "COMPLIANCE PERIOD"), the Company shall cause such Fund to establish and implement all accounting, financial reporting and bookkeeping policies and procedures, and to prepare and deliver all tax, accounting, financial and other information, at the Company's expense, in such form and manner and at such times as Triarc may request in its sole discretion to enable Triarc to satisfy its tax, accounting, financial reporting, bookkeeping and other obligations under applicable laws, rules and regulations (including those of the Securities and Exchange Commission (the "SEC"), any stock exchange or other self-regulatory organization) and its obligations under the SOA. Without limiting the generality of the foregoing, during the Compliance Period, the Company shall take, or shall cause such Fund to take, the actions specified on EXHIBIT D-2 in such form and manner and within the time period determined in each case by Triarc in its sole discretion.

                  (b) The Company shall, or shall cause each Fund to, retain independent auditors selected by Triarc in its sole discretion. Upon the request of Triarc, the Company shall, or shall cause such Fund to, (i) use its best efforts to cause its

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                                                                              77


independent auditors to deliver to the SEC any auditor's consent that is required to be included in any filing with the SEC that includes or incorporates by reference the financial statements of such Fund and (ii) to the extent Triarc or any of its Affiliates conducts or intends to conduct an offering of securities (and if the registration statement, prospectus or offering memorandum for such offering includes or incorporates by reference the financial statements relating to such Fund), use its best efforts to cause its independent auditors to deliver a letter containing statements and information of the type ordinarily included in accountant `s "comfort letters" with respect to the financial statements and financial information relating to such Fund contained or incorporated by reference in any such document relating to any such offering, in the case of each of (i) and (ii) above, within the time period reasonably requested by Triarc or any of its Affiliates. In addition, in connection with any SEC filing required to be made by Triarc or any of its Affiliates (or any SEC review of such filing), the Company shall, or shall cause such Fund to, permit Triarc and its authorized representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books and records of such Fund, the Company or any of their respective Affiliates relating to such Fund solely for the purpose of preparing any such SEC filing or responding to SEC questions, comments or requests on such SEC filing, and to cause such Fund and such Fund's representatives to cooperate fully in such preparation or response.

         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         11.9 NOTICES. All notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing in the United States or other foreign national mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person or by courier. A notice, request, or consent given under this Agreement is effective upon receipt by the Person who is intended to receive it, or if mailed, on the third Business Day after deposit in the mail. All notices, requests, and consents to be sent to a Member must be sent to or made at the address given for that Member on EXHIBIT A or such other address as that Member may specify by notice to the other Directors.

         11.10 ENTIRE AGREEMENT. This Agreement and its exhibits constitute the entire agreement of the Members relating to the Company.

         11.11 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a waiver or consent of or to any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

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                                                                              78


         11.12 AMENDMENT OR MODIFICATION. Subject to Section 7.2(d), this Agreement may be amended or modified from time to time only by a written instrument executed by the Company and Members holding a majority of Voting Membership Interests; PROVIDED, HOWEVER, that no amendment that materially adversely affects any Member (in his, her or its capacity as a Member) in a manner different than the other Members may be made without the consent of such Member.

         11.13 BINDING EFFECT; THIRD PARTY BENEFICIARIES. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns. Except as provided in Section 8.13, none of the provisions in this Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Agreement and their respective successors and assigns.

         11.14 SEVERABILITY. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected, and that provision shall be enforced to the greatest extent permitted by law.

         11.15 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; DISPUTE RESOLUTION.

                  (a) THIS AGREEMENT, AND ALL CLAIMS ARISING UNDER, RELATED TO, OR IN CONNECTION THEREWITH, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  (b) EACH PARTY TO THIS AGREEMENT, BY ITS EXECUTION HEREOF, (A) HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF ILLINOIS, COOK COUNTY OR THE STATE OF NEW YORK, NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF ILLINOIS, COOK COUNTY OR THE STATE OF NEW YORK, NEW YORK COUNTY FOR THE PURPOSE OF ANY AND ALL ACTIONS, SUITS OR PROCEEDINGS ARISING IN WHOLE OR IN PART OUT OF, RELATED TO, BASED UPON OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, (B) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH ACTION BROUGHT IN ONE OF THE ABOVE-NAMED COURTS SHOULD BE DISMISSED ON GROUNDS OF FORUM NON CONVENIENS, SHOULD BE

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                                                                              79


TRANSFERRED TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR SHOULD BE STAYED BY REASON OF THE PENDENCY OF SOME OTHER PROCEEDING IN ANY OTHER COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY AGREES NOT TO COMMENCE ANY SUCH ACTION OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH PARTY HEREBY (X) CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION IN ANY MANNER PERMITTED BY ILLINOIS LAW; (Y) AGREES THAT SERVICE OF PROCESS MADE IN ACCORDANCE WITH CLAUSE (X) OR MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 11.9, SHALL CONSTITUTE GOOD AND VALID SERVICE OF PROCESS IN ANY SUCH ACTION; AND (Z) WAIVES AND AGREES NOT TO ASSERT (BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE) IN ANY SUCH ACTION ANY CLAIM THAT SERVICE OF PROCESS MADE IN ACCORDANCE WITH CLAUSE (X) OR (Y) DOES NOT CONSTITUTE GOOD AND VALID SERVICE OF PROCESS.

                  (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.15(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  (d) All disputes arising in connection with this Agreement shall first be settled through discussions and good faith negotiation. If any dispute cannot be settled through such discussions and negotiation, the parties agree to attempt in good faith to settle such dispute by non-binding mediation, before resorting to litigation. The parties agree to evenly split the costs for such mediation and to keep the dispute confidential during the mediation process. The parties shall mutually agree upon a mediator and, in the event the parties cannot so agree, a mediator will be selected by, and the mediation shall be administered by, JAMS (or any successor thereto). Any such dispute that has not been resolved within thirty (30) days of the initiation of the mediation procedure may be thereafter litigated. Oral and written communications between the parties in connection with such mediation proceedings may not be used as evidence in any subsequent

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                                                                              80


litigation between the parties. The mediation proceedings will occur in Cook County, Illinois or Borough of Manhattan, New York, as determined by JAMS (or any successor thereto). The language of the mediation shall be in English.

         11.16 SPECIFIC ENFORCEMENT. Each party acknowledges and agrees that the other party would be irreparably damaged in the event that this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction (without having to post bond or undertake any similar action) to specifically enforce the terms of this Agreement, in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

         11.17 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used in this Agreement in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

         11.18 HEADINGS. The headings contained in this Agreement are inserted only for reference as a matter of convenience and in no way define, limit, or describe the scope or intent of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

         11.19 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated by it, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement.

         11.20 ELECTION UNDER THE ACT. The Members of the Company hereby agree that the Company and its Members shall be governed by the revised provisions of the Act, as in effect in January 1, 1998. The Members of the Company hereby agree that, pursuant to Section 15-5 of the Act, this Agreement shall be deemed to modify any provisions of the Act to the extent inconsistent with the terms of this Agreement.

         11.21 PRIORITY OF AGREEMENT. This Agreement shall control in the event of any conflict between the Agreement and any employment agreement entered into between the Company or DCM and an employee.

         11.22 EFFECTIVENESS; TERMINATION. Notwithstanding anything to contrary herein, this Agreement shall not become effective until the Closing has occurred. Upon a termination of the Purchase Agreement pursuant to Article X of the Purchase Agreement, this Agreement shall automatically be terminated and be of no force or effect without any Person being required to take any action.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


The Company:                          DEERFIELD & COMPANY LLC.


                                      By:  /s/ Gregory H. Sachs
                                           ------------------------------------
                                           Name:  Gregory H. Sachs
                                           Title: Chairman & Chief Executive
                                                  Officer and Director



Class A Members:                      TRIARC COMPANIES, INC.


                                      By:  /s/ Brian L. Schorr
                                           ------------------------------------
                                           Name:  Brian L. Schorr
                                           Title: Executive Vice President and
                                                  General Counsel


                                      SACHS CAPITAL MANAGEMENT LLC


                                      By:  /s/ Gregory H. Sachs
                                           ------------------------------------
                                           Name:  Gregory H. Sachs, as Trustee
                                                  of the Gregory H. Sachs
                                                  Revocable Trust
                                           Title: Member


                                      DEERFIELD PARTNERS FUND III LLC


                                      By:  /s/ Marvin Shrear
                                           ------------------------------------
                                           Name:  Marvin Shrear for Redleaf
                                                  Management Company, LLC
                                           Title: Manager


                                      By:  /s/ William Pauly
                                           ------------------------------------
                                           Name:  William Pauly for Redleaf
                                                  Management Company, LLC
                                           Title: Manager


Class B Members:


                                      /s/ Scott A. Roberts
                                      -----------------------------------------
                                      SCOTT A. ROBERTS


                                      /s/ Jonathan W. Trutter
                                      -----------------------------------------
                                      JONATHAN W. TRUTTER


                                      TRIARC COMPANIES, INC.


                                      By:  /s/ Brian L. Schorr
                                           ------------------------------------
                                           Title: Executive Vice President and
                                                  General Counsel


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                                                                              82


Class C Members:


                                      -----------------------------------------
                                      [NAME]